                                                                    EXHIBIT 99.1



                          AGREEMENT AND PLAN OF MERGER



                          DATED AS OF NOVEMBER 2, 2000



                                      AMONG



                                   OAO LUKOIL,



                           LUKOIL INTERNATIONAL GmbH,



                          LUKOIL AMERICAS CORPORATION,



                                 MIKECON CORP.,



                                       AND



                         GETTY PETROLEUM MARKETING INC.

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
ARTICLE I. THE TENDER OFFER..................................................2

1.1     THE OFFER............................................................2
1.2     SEC FILINGS..........................................................3
1.3     COMPANY ACTION.......................................................5
1.4     COMPOSITION OF THE COMPANY BOARD.....................................6

ARTICLE II. THE MERGER.......................................................7

2.1     THE MERGER...........................................................7
2.2     CLOSING..............................................................8
2.3     EFFECTIVE TIME.......................................................8
2.4     EFFECTS OF THE MERGER................................................8
2.5     CHARTER..............................................................8
2.6     BYLAWS...............................................................8
2.7     OFFICERS AND DIRECTORS...............................................9
2.8     EFFECT ON STOCK......................................................9
2.9     SURRENDER AND PAYMENT...............................................10

ARTICLE III. REPRESENTATIONS AND WARRANTIES.................................13

3.1     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................13
3.2     REPRESENTATIONS AND WARRANTIES OF THE LUKOIL ENTITIES...............31

ARTICLE IV. COVENANTS RELATING TO CONDUCT OF BUSINESS.......................33

4.1     COVENANTS OF THE COMPANY............................................33
4.2     ADVICE OF CHANGES; GOVERNMENT FILINGS...............................36

ARTICLE V. ADDITIONAL AGREEMENTS............................................37

5.1     RECOMMENDATION; PREPARATION OF PROXY STATEMENT; THE COMPANY
          STOCKHOLDERS MEETING..............................................37
5.2     ACCESS TO INFORMATION...............................................38
5.3     APPROVALS AND CONSENTS; COOPERATION.................................38
5.4     NO SOLICITATION.....................................................39
5.5     EMPLOYEE BENEFITS...................................................42
5.6     FEES AND EXPENSES...................................................43
5.7     INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.................43
5.8     PUBLIC ANNOUNCEMENTS................................................44
5.9     TAKEOVER STATUTES...................................................45
5.10    PERFORMANCE BY MERGER SUB...........................................45
5.11    ESOP................................................................45

ARTICLE VI. CONDITIONS PRECEDENT............................................45

6.1     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..........45

ARTICLE VII. TERMINATION AND AMENDMENT......................................46

7.1     TERMINATION.........................................................46
7.2     EFFECT OF TERMINATION...............................................48
7.3     AMENDMENT...........................................................49
7.4     EXTENSION; WAIVER...................................................49


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
ARTICLE VIII. GENERAL PROVISIONS............................................49

8.1     NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; NO OTHER
          REPRESENTATIONS AND WARRANTIES....................................49
8.2     NOTICES.............................................................50
8.3     INTERPRETATION......................................................51
8.4     COUNTERPARTS........................................................51
8.5     ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES......................51
8.6     GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL...................52
8.7     SEVERABILITY........................................................53
8.8     ASSIGNMENT..........................................................53
8.9     ENFORCEMENT.........................................................53
8.10    DEFINITIONS.........................................................53

                            GLOSSARY OF DEFINED TERMS


                                                                    LOCATION OF
DEFINITION                                                         DEFINED TERM

A Rated Bank.....................................................Section 2.9(f)
Agreement..............................................................Preamble
Annual Payment...................................................Section 5.5(d)
Articles of Merger..................................................Section 2.3
Board of Directors.................................................Section 8.10
Business Day.......................................................Section 8.10
Certificate of Merger...............................................Section 2.3
Certificates.....................................................Section 2.9(b)
Closing.............................................................Section 2.2
Closing Date........................................................Section 2.2
Code.............................................................Section 2.9(i)
Company................................................................Preamble
Company Application Period.......................................Section 5.4(a)
Company Benefit Plans.........................................Section 3.1(l)(i)
Company Board..........................................................Recitals
Company Common Stock...................................................Recitals
Company Disclosure Schedule.........................................Section 3.1
Company Equity Plans.............................................Section 2.8(d)
Company Material Contracts.......................................Section 3.1(k)
Company Permits...............................................Section 3.1(f)(i)
Company Options..................................................Section 2.8(d)
Company Representative..................................................Annex B
Company SEC Reports...........................................Section 3.1(d)(i)
Company Stockholders Meeting.....................................Section 5.1(a)
Company Takeover Proposal........................................Section 5.4(e)
Company Voting Debt.........................................Section 3.1(b)(iii)
Continuing Director..............................................Section 1.4(c)
Dealer Permits................................................Section 3.1(f)(i)
DGCL...................................................................Recitals
Dissenting Shares ...............................................Section 2.9(h)
Effective Time......................................................Section 2.3
Eligible Employees...............................................Section 5.5(d)
Employees....................................................Section 3.1(l)(vi)
Encumbrances.......................................................Section 8.10
Environmental Law..................................................Section 8.10
Environmental Permit...............................................Section 8.10
Environmental Report...............................................Section 8.10
ERISA.........................................................Section 3.1(l)(i)
ERISA Affiliate.............................................Section 3.1(l)(iii)

ESOP...............................................................Section 8.10
ESOP Loan..........................................................Section 8.10
ESOP Loan Agreement................................................Section 8.10
ESOP Participants..................................................Section 8.10
ESOP Trust.........................................................Section 8.10
Exchange Act.....................................................Section 1.1(a)
Exchange Agent...................................................Section 2.9(a)
Expenses............................................................Section 5.6
GAAP..........................................................Section 3.1(d)(i)
Governmental Entity.........................................Section 3.1(c)(iii)
Hazardous Substance................................................Section 8.10
Indemnified Party...................................................Section 5.7
Independent......................................................Section 1.4(c)
ING Barings......................................................Section 1.3(a)
Intellectual Property .............................................Section 8.10
knowledge..........................................................Section 8.10
Laws...............................................................Section 8.10
Lease Guaranty.....................................................Section 8.10
Leases....................................................Section 3.1(s)(ii)(A)
Liens........................................................Section 3.1(b)(ii)
LUKOIL Americas........................................................Preamble
LUKOIL Austria.........................................................Preamble
LUKOIL Entities........................................................Preamble
Material Adverse Effect............................................Section 8.10
Merger.................................................................Recitals
Merger Consideration.............................................Section 2.8(c)
Merger Sub.............................................................Preamble
MGCL...................................................................Recitals
Minimum Condition................................................Section 1.1(a)
Minimum Shares...................................................Section 1.1(a)
NYSE........................................................Section 3.1(c)(iii)
Offer..................................................................Recitals
Offer Documents..................................................Section 1.2(a)
Operating Agreements........................................Section 3.1(s)(vii)
Organizational Documents...........................................Section 8.10
Parent.................................................................Preamble
Parent Representatives ..........................................Section 5.2(a)
Payment Fund ....................................................Section 2.9(a)
Pension Plan.................................................Section 3.1(l)(ii)
Permits.......................................................Section 3.1(f)(i)
Person.............................................................Section 8.10
Price Per Share........................................................Recitals
Principal Stockholders.............................................Section 8.10
Profit Sharing Contribution......................................Section 5.5(d)
Property...........................................................Section 8.10

Proprietary Information.................................................Annex B
Proxy Statement...............................................Section 3.1(e)(i)
PS Plan..........................................................Section 5.5(d)
Real Property.................................................Section 3.1(s)(i)
Real Property Agreements...........................................Section 8.10
Required Company Vote............................................Section 3.1(j)
Required Permit Renewals......................................Section 3.1(f)(i)
Required Regulatory Approvals....................................Section 6.1(d)
Schedule 14D-9...................................................Section 1.2(b)
Schedule TO......................................................Section 1.2(a)
SDAT................................................................Section 2.3
SEC..............................................................Section 1.1(a)
SNDA.........................................................Section 3.1(s)(iv)
Subleases.................................................Section 3.1(s)(ii)(C)
Subtenant....................................................Section 3.1(s)(vi)
Subsidiary.........................................................Section 8.10
Superior Company Proposal........................................Section 5.4(e)
Support Agreement.......................................................Annex A
Surviving Corporation...............................................Section 2.1
Surviving Corporation Common Stock...............................Section 2.8(a)
Suspense Account...................................................Section 8.10
Takeover Statute....................................................Section 5.9
Tax................................................................Section 8.10
Taxable............................................................Section 8.10
Taxes..............................................................Section 8.10
Tax Return.........................................................Section 8.10
Terminating Company Breach.......................................Section 7.1(h)
Terminating Parent Breach........................................Section 7.1(i)
Third Party Leases........................................Section 3.1(s)(ii)(B)
Third Party Lessor............................................Section 3.1(s)(v)
the other party....................................................Section 8.10
Utilities....................................................Section 3.1(s)(ix)
Violation....................................................Section 3.1(c)(ii)

                  This AGREEMENT AND PLAN OF MERGER, dated as of November 2, 2000 (this "Agreement"), is by and among OAO LUKOIL, a Russian open joint stock company ("Parent"), LUKOIL International GmbH, an Austrian corporation and a direct, wholly owned subsidiary of Parent ("LUKOIL Austria"), LUKOIL Americas Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Parent ("LUKOIL Americas"), Mikecon Corp., a Delaware corporation and a direct, wholly owned subsidiary of LUKOIL Americas ("Merger Sub" and, together with Parent, LUKOIL Austria and LUKOIL Americas, the "LUKOIL Entities"), and Getty Petroleum Marketing Inc., a Maryland corporation (the "Company").

                                  WITNESSETH:

                  WHEREAS, the respective Boards of Directors of the LUKOIL Entities and the Company have each approved the acquisition of the Company by LUKOIL Americas upon the terms and subject to the conditions of this Agreement;

                  WHEREAS, in furtherance of such acquisition, LUKOIL Americas proposes to cause Merger Sub to commence a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all of the issued and outstanding shares of the common stock, par value $0.01 per share, of the Company ("Company Common Stock") at a price per share of Company Common Stock of $5.00 net to the seller in cash (such price, as it may be increased in accordance with the terms of this Agreement, the "Price Per Share") upon the terms and conditions set forth in this Agreement, including Annex A hereto;

                  WHEREAS, in order to complete such acquisition, the respective Boards of Directors of LUKOIL Americas, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions of this Agreement and in accordance with the Maryland General Corporation Law (the "MGCL") and the Delaware General Corporation Law ("DGCL"), whereby each issued and outstanding share of Company Common Stock not owned directly or indirectly by the LUKOIL Entities, the Company or any of their Subsidiaries will be converted into the right to receive the Price Per Share in cash;

                  WHEREAS, the Board of Directors of the Company (the "Company Board") has (a) determined that each of this Agreement, the Offer and the Merger are fair to and in the best interests of the Company's stockholders, (b) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and (c) declared the advisability of this Agreement and resolved to recommend that the Company's stockholders accept the Offer, tender their shares of Company Common Stock thereunder and approve this Agreement and the Merger;

                  WHEREAS, the LUKOIL Entities and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger; and

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                THE TENDER OFFER

         1.1 THE OFFER.

             (a) Provided that this Agreement shall not have been terminated in accordance with Article VII and subject to the conditions of this Agreement, then (i) not later than the first Business Day after execution of this Agreement, LUKOIL Americas and the Company shall issue mutually acceptable public announcements regarding the execution of this Agreement and file such announcement with the Securities and Exchange Commission (the "SEC") under cover of Schedule TO and (ii) Merger Sub shall, and LUKOIL Americas shall cause Merger Sub to, as soon as practicable, but in no event later than seven Business Days from and after the date of such announcement, including the date of announcement as the first Business Day in accordance with Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), commence (within the meaning of Rule 14d-2(a) of the Exchange Act) the Offer to purchase all of the outstanding shares of Company Common Stock (other than as otherwise provided in this Agreement) at the Price Per Share. The initial expiration date of the Offer shall be the twentieth Business Day from and after the date the Offer is commenced, including the date of commencement as the first Business Day in accordance with Rule 14d-2 under the Exchange Act subject to extension as provided herein. The Offer shall be made pursuant to an Offer to Purchase and related Letter of Transmittal in form reasonably satisfactory to the Company and containing terms and conditions consistent with this Agreement. The obligation of Merger Sub to accept for payment and pay for shares of Company Common Stock tendered pursuant to the Offer in accordance with the terms of this Agreement shall be subject only to (x) there being at least that number of shares of Company Common Stock representing a majority of the total issued and outstanding shares of Company Common Stock on a fully diluted basis (the "Minimum Shares") validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition") and (y) the satisfaction of the other conditions set forth in Annex A hereto, any of which conditions may be waived by Merger Sub in its sole discretion; provided, however, that Merger Sub shall not waive the Minimum Condition without the prior written consent of the Company. Each party agrees that no shares of Company Common Stock held by it or any of its Subsidiaries will be tendered to Merger Sub pursuant to the Offer.

             (b) Merger Sub expressly reserves the right to modify the terms of the Offer, except that, without the prior written consent of the Company, Merger Sub will not (i) decrease the Price Per Share payable in the Offer, (ii) decrease the number of shares of Company Common Stock sought pursuant to the Offer or change the form of consideration payable in the Offer, (iii) change or amend the conditions to the Offer set forth in Annex A hereto or impose additional conditions to the Offer, (iv) change the expiration date of the Offer or (v) otherwise amend or add any term or condition of the Offer in any manner adverse in any material respect to the holders of shares of Company Common Stock; provided, however, that if on any scheduled expiration date of the Offer all conditions to the Offer have not been satisfied or waived, Merger Sub may, and upon the request of the Company the Merger Sub shall, from time to time extend the expiration date of the Offer for up to 10 additional Business Days for each such extension (but in no event shall Merger Sub extend the expiration date of the Offer beyond January 25, 2001); and provided, further, that Merger Sub may (x) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or staff thereof applicable to the Offer and (y) extend the Offer for any reason not permitted above; provided, however, that in no event shall an extension permitted under the foregoing clause (y) exceed, in the aggregate, 10 Business Days or extend the expiration date of the Offer beyond January 25, 2001, and, during any such extension pursuant to clause (y), Merger Sub shall waive all conditions of the Offer set forth in Annex A other than (1) the Minimum Condition and (2) the condition in paragraph (b) of Annex A solely to the extent Parent or Merger Sub would violate any statute, rule, regulation, judgment, order or injunction. Assuming the prior satisfaction or waiver of all the conditions to the Offer set forth in Annex A hereto, and subject to the terms and conditions of this Agreement, Merger Sub shall, and the LUKOIL Entities other than Merger Sub shall cause Merger Sub to, accept for payment and pay for, in accordance with the terms of the Offer, all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as permitted under applicable law. The LUKOIL Entities shall provide, or cause to be provided, to Merger Sub, on a timely basis, the funds necessary to purchase any shares of Company Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer.

             (c) Notwithstanding the foregoing provisions of this Section 1.1, LUKOIL Americas and Merger Sub shall have the right to elect to provide one or more subsequent offering periods of up to an additional twenty (20) Business Days in the aggregate pursuant to Rule 14d-11 of the Exchange Act.

             (d) Merger Sub shall be permitted to assign to any direct or indirect wholly owned subsidiary of LUKOIL Americas formed under the laws of any state or commonwealth of the United States the right to make payment for and accept delivery of all, but not less than all, of the tendered and not properly withdrawn shares of Company Common Stock pursuant to the Offer. In the event of any such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

         1.2 SEC FILINGS.

             (a) As soon as reasonably practicable on the date the Offer is commenced, Merger Sub and LUKOIL Americas shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO will contain (including as an exhibit) or incorporate by reference the offer to purchase and forms of the related letter of transmittal (which documents, together with any supplements or amendments thereto, are referred to collectively herein as the "Offer Documents"), and shall also include the notice contemplated by Section 3-106(d)(1) of the MGCL, which shall be mailed to the holders of Company Common Stock with the Offer Documents. The LUKOIL Entities and the Company shall each provide promptly such information as is necessary to the preparation of the Schedule TO and the Offer Documents, including, without limitation, the exhibits and schedules thereto, which the respective party responsible therefor shall reasonably request. The Company and its outside legal counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents and any amendment or supplement thereto prior to the filing thereof with the SEC, and Merger Sub and LUKOIL Americas shall consider any such comments in good faith. Merger Sub and LUKOIL Americas shall provide to the Company and its outside legal counsel any comments which Merger Sub or LUKOIL Americas or their counsel may receive from the Staff of the SEC with respect to the Offer Documents promptly after receipt thereof and consult in good faith with the Company and its outside legal counsel with respect thereto. Merger Sub and LUKOIL Americas shall promptly correct the Schedule TO and the Offer Documents if and to the extent that they shall have become false or misleading in any material respect (and each of Parent, LUKOIL Austria and the Company, with respect to information supplied by it specifically for use in the Schedule TO or the Offer Documents, shall promptly notify Merger Sub and LUKOIL Americas of any required corrections of such information and shall cooperate with Merger Sub and LUKOIL Americas with respect to correcting such information) and to supplement the Schedule TO or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to take all steps necessary to cause the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Company Common Stock, in each case to the extent required by applicable federal securities laws.

             (b) The Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") on the date that the LUKOIL Entities file the Schedule TO with the SEC pursuant to Section 1.2(a). The Schedule 14D-9 will contain the recommendation of the Company Board described in Section 5.1(a), subject to the right of the Company Board to withdraw or modify such recommendation in accordance with the terms of this Agreement. The Company hereby consents to the reference by LUKOIL Americas and Merger Sub to the Company Board's recommendation in the Schedule TO filed pursuant to Section 1.2(a). The LUKOIL Entities and the Company shall each provide promptly such information as is necessary to the preparation of the
Schedule 14D-9, including, without limitation, the exhibits and schedules thereto, which the respective party responsible therefor shall reasonably request. Merger Sub, LUKOIL Americas and their outside legal counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 and any amendment or supplement thereto prior to the filing thereof with the SEC, and the Company shall consider any such comments in good faith. The Company will cooperate with Merger Sub and LUKOIL Americas in mailing or otherwise disseminating the Schedule 14D-9 with the appropriate Offer Documents to the holders of Company Common Stock. The Company agrees to provide to Merger Sub, LUKOIL Americas and their outside legal counsel any comments which the Company or its counsel may receive from the Staff of the SEC with respect to the
Schedule 14D-9 promptly after receipt thereof and consult in good faith with Merger Sub, LUKOIL Americas and their outside legal counsel with respect thereto. The Company agrees to promptly correct the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect (and the LUKOIL Entities, with respect to information supplied by them specifically for use in the

Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and shall cooperate with the Company with respect to correcting such information) and to supplement the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to take all steps necessary to cause the Schedule 14D-9, as so corrected or supplemented, to be filed with the SEC and, as so corrected or supplemented, to be disseminated to holders of Company Common Stock, in each case to the extent required by applicable federal securities laws.

         1.3 COMPANY ACTION.

             (a) The Company hereby approves of and consents to the Offer and the Merger and represents, warrants and covenants to the LUKOIL Entities that
(i) the Company Board (at a meeting duly called and held) has by the unanimous vote of all directors present and voting (A) determined that each of this Agreement, the Offer and the Merger are fair to and in the best interests of the Company's stockholders, (B) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and such approval is sufficient to render the restrictions on "business combinations" (as defined in Section 3-601 of the MGCL) set forth in Section 3-602 of the MGCL inapplicable to this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (C) declared the advisability of this Agreement and resolved to recommend acceptance of the Offer and approval of the Merger by the holders of Company Common Stock and resolved to present the Merger to the stockholders of the Company if so required under the MGCL in order to complete the Merger, and
(D) resolved to elect not to be subject to any "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby, (ii) the Company Board or any committee of the Company Board that administers any of the Company Equity Plans has resolved that the provisions of each Company Equity Plan that cause all Company Options thereunder to be cancelled and converted at the Effective Time shall be given full force and effect and shall not be waived, and the Company Board has further authorized and directed each of the executive officers of the Company to take all actions reasonably necessary or appropriate to ensure that, on and after the Effective Time, there will be no Company Options outstanding that may be exercised for shares of capital stock of the Surviving Corporation, which actions, if requested by LUKOIL Americas, shall include the giving of written notice to holders of Company Options that such Company Options will be cancelled and converted at the Effective Time, (iii) the by-laws of the Company contain provisions opting out of the Maryland Control Share Acquisition Act, and (iv) ING Barings LLC ("ING Barings") has delivered to the Company Board its written opinion dated November 2, 2000, to the effect that, based upon and subject to the matters set forth therein and as of the date thereof, the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The Company has been advised that all of its directors and executive officers who own shares of Company Common Stock intend to tender their shares of Company Common Stock pursuant to the Offer.

             (b) Promptly upon execution of this Agreement and in connection with the Offer, the Company shall furnish Merger Sub with such information (including a list of the stockholders of the Company, mailing labels and a list of securities positions, each as of a recent date), and shall thereafter render such additional assistance as Merger Sub may reasonably request in communicating the Offer to the Company's stockholders (including updated lists of stockholders, mailing labels and lists of security positions).

         1.4 COMPOSITION OF THE COMPANY BOARD.

             (a) Promptly upon the acceptance for payment of, and payment by Merger Sub in accordance with the Offer for, shares of Company Common Stock in accordance with the Offer, Merger Sub shall be entitled to designate such number of members of the Company Board, rounded up to the next whole number, equal to that number of directors which equals the product of the total number of directors on the Company Board (giving effect, if applicable, to (i) the number of newly created directorships if the size of the Company Board is increased pursuant to this Section 1.4(a) and (ii) the number of vacancies if the resignation of any directors is secured pursuant to this Section 1.4(a)) multiplied by the percentage of such number of shares of Company Common Stock then owned beneficially or of record in the aggregate by the LUKOIL Entities of the total issued and outstanding shares of Company Common Stock on a fully diluted basis; provided, however, that until the Effective Time there shall be at least two Continuing Directors serving as directors of the Company, and the LUKOIL Entities shall use their reasonable best efforts to ensure that at least two Continuing Directors serve as directors of the Company until the Effective Time. Upon the written request of Merger Sub, the Company shall, on the date of such request, either increase the size of the Company Board or use its reasonable best efforts to secure the resignations of such number of its incumbent directors as is necessary to enable Merger Sub's designees to be so elected or appointed to the Company Board. The Company Board shall take no action from the time that Merger Sub has accepted for payment shares of Company Common Stock in accordance with the Offer until the Company Board has been reconstituted in accordance with this Section 1.4(a), unless otherwise directed by the Merger Sub.

             (b) The Company's obligations under this Section 1.4 shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.4, and shall include in the
Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The LUKOIL Entities will supply to the Company in writing and be solely responsible for any information with respect to any of them and their nominees, officers, directors and affiliates as may be required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder and applicable rules and regulations.

             (c) After the time that Merger Sub's designees constitute at least a majority of the Company Board and until the Effective Time, any (i) amendment or termination of this Agreement by the Company or (ii) action by the Company with respect to amendments to the

Organizational Documents of the Company or this Agreement and the transactions contemplated hereby which in either case materially and adversely affects the interests of the stockholders of the Company, shall require, in addition to any other affirmative vote required under the MGCL, the affirmative vote of not less than a majority of, as determined by the Company Board, either (1) the entire Company Board, which majority shall include the concurrence of all Continuing Directors or (2) to the extent permitted under the MGCL, a committee of the Company Board consisting of only Continuing Directors; provided, however, that if the foregoing provisions of this subsection (c) relating to the concurrence of a majority of Continuing Directors or approval by a committee consisting of Continuing Directors are invalid or incapable of being enforced under applicable law, then none of the LUKOIL Entities shall approve (either in its capacity as a stockholder or as a party to this Agreement, as applicable), and the LUKOIL Entities shall use their reasonable best efforts to prevent the occurrence of, any of the actions referred to in clauses (i) and (ii) above unless such actions shall have received the unanimous approval of the entire Company Board. For purposes of this Section 1.4, the term "Continuing Director" shall mean a director then serving, if any, who (x) as of the date hereof and as of the date of determination, is neither an employee or consultant of or holder of greater than a 1% beneficial interest in the Company or Getty Properties Corp. nor a director of Getty Properties Corp. ("Independent") and (y) is a director of the Company as of the date hereof. If there is more than one Continuing Director and prior to the Effective Time, the number of Continuing Directors is reduced for any reason, the remaining Continuing Director or Directors shall be entitled to designate persons who are Independent to fill such vacancies who shall be deemed Continuing Directors for purposes of this Agreement, and the Company, Merger Sub and LUKOIL Americas shall, upon such designation, cause such designee(s) to be so elected. In the event there is only one Continuing Director and he or she resigns or is removed or if all Continuing Directors resign or are removed, he, she or they, as applicable, shall be entitled to designate his, her or their successors who are Independent, as the case may be, each of whom shall be deemed a Continuing Director for purposes of this Agreement, and the Company, Merger Sub and LUKOIL Americas shall, upon such designation, cause such designee(s) to be so elected. In the event that there are no Continuing Directors able to continue to serve in such capacity due to death or mental incapacity, then a majority of the directors then remaining on the Company Board shall be entitled to designate their successors, each of whom shall be Independent and shall be deemed a Continuing Director for the purposes of this Agreement, and the Company, Merger Sub and LUKOIL Americas shall, upon such designation, cause such designees to be elected or appointed. The Company Board shall not delegate any matter set forth in this Section 1.4 to any committee of the Company Board unless such committee consists only of Continuing Directors.

                                  ARTICLE II.
                                   THE MERGER

         2.1 THE MERGER.

             Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MGCL and the DGCL, as soon as practicable following completion of the Offer, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At LUKOIL Americas's election, any direct or indirect domestic subsidiary of LUKOIL Americas other than Merger Sub may be merged with and into the Company instead of the Merger Sub. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

         2.2 CLOSING.

             The closing of the Merger (the "Closing") will take place as soon as practicable after satisfaction or waiver (as permitted by this Agreement and applicable law) of all of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties hereto.

         2.3 EFFECTIVE TIME.

             Upon the Closing and after Merger Sub shall have given the notice required, if any, under Section 3-106(d)(1) of the MGCL, LUKOIL Americas shall file or cause to be filed (i) with the State Department of Assessments and Taxation of Maryland (the "SDAT") articles of merger (the "Articles of Merger") and (ii) with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") each executed in accordance with the relevant provisions of the MGCL and DGCL, and shall make all other filings, recordings or publications required under the MGCL and DGCL in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with, and accepted for record by, the SDAT and the Certificate of Merger is duly filed with, and accepted for record by, the Secretary of State of the State of Delaware, or at such time as the parties may agree and specify in the Articles of Merger and the Certificate of Merger (the time the Merger becomes effective being herein referred to as the "Effective Time").

         2.4 EFFECTS OF THE MERGER.

             At and after the Effective Time, the Merger will have the effects set forth in Section 3-114 of the MGCL and Section 259(a) of the DGCL.

         2.5 CHARTER.

             At the Effective Time, the charter of the Company as in effect immediately prior to the Effective Time shall be the charter of the Surviving Corporation, until duly amended as provided therein or by applicable law.

         2.6 BYLAWS.

             At the Effective Time and without any further action on the part of the Company or Merger Sub, the bylaws of the Company shall be amended in their entirety to read as the bylaws of Merger Sub read as in effect immediately prior to the Effective Time and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         2.7 OFFICERS AND DIRECTORS.

             Immediately prior to the Effective Time, each Continuing Director shall resign as a Company director effective as of the Effective Time. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be.

         2.8 EFFECT ON STOCK.

             As of the Effective Time, by virtue of the Merger and without any action on the part of the LUKOIL Entities, the Company or the holder of any shares of Company Common Stock or any shares of stock of Merger Sub:

             (a) Stock of Merger Sub. Each issued and outstanding share of stock of Merger Sub shall be converted into and become 200,000 fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate that prior to the Effective Time represented one (1) or more shares of stock of Merger Sub shall thereafter represent that number of shares of Surviving Corporation Common Stock into which the shares of stock of Merger Sub theretofore represented by such certificate shall have been converted; provided, however, that each record holder of a certificate or certificates that prior to the Effective Time represented one (1) or more shares of stock of Merger Sub shall receive, upon surrender of such certificate or certificates, a new certificate or certificates representing the number of shares of Surviving Corporation Common Stock to which such record holder shall be entitled pursuant to the foregoing conversion.

             (b) Cancellation of Certain Company Common Stock and LUKOIL Entity-Owned Stock. Each share of Company Common Stock that is owned by the Company, any wholly owned Subsidiary of the Company or by the LUKOIL Entities or any other wholly owned Subsidiary of a LUKOIL Entity shall automatically be cancelled and shall cease to be outstanding, and no Merger Consideration shall be delivered in exchange therefor.

             (c) Conversion of Company Common Stock. At the Effective Time each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock to be cancelled in accordance with Section 2.8(b) or shares of Company Common Stock for which appraisal rights have been properly asserted in accordance with Section 2.9(h)) shall be converted into the right to receive $5.00 in cash, without interest (the "Merger Consideration"). As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be retired and shall cease to be outstanding, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates, the Merger Consideration.

             (d) Stock Options. At the Effective Time, each unexpired and unexercised outstanding option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Company Common Stock (the "Company Options") previously granted by the Company or its Subsidiaries under any plan, agreement or arrangement (collectively, the "Company Equity Plans") shall be cancelled and shall be automatically converted into the right to receive from LUKOIL Americas, at the Effective Time, cash in an amount equal to the product of (i) the Merger Consideration minus the exercise price per share under such Company Option, times (ii) the number of shares of Company Common Stock which may be purchased upon exercise of such Company Option (whether or not then exercisable or vested), less any required withholding, and thereupon each Company Option shall terminate and each holder thereof shall have no further rights to any Company Common Stock with respect thereto. Prior to the consummation of the Offer, the Company Board or any appropriate committee thereof shall resolve to give effect to the provisions of this Section 2.8(d) and, if necessary, the Company shall amend the terms of any Company Equity Plan to effectuate such resolution and shall not modify or amend such resolution or amedment, as the case may be, without the approval of LUKOIL Americas, which such approval shall not be unreasonably withheld.

         2.9 SURRENDER AND PAYMENT.

             (a) Exchange Agent. Prior to the Effective Time, LUKOIL Americas shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "Exchange Agent") for the holders of shares of Company Common Stock and Company Options in connection with the Merger and the payment of the Merger Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.8. Prior to the filing of the Articles of Merger with the SDAT, Merger Sub or LUKOIL Americas shall deposit with the Exchange Agent cash in an aggregate amount equal to the product of (i) the number of shares of Company Common Stock issued and outstanding (and not to be retired pursuant to Section 2.8(b)) immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration (plus an additional amount as required to cash out Company Options pursuant to Section 2.8(d)). The deposit made by Merger Sub or LUKOIL Americas pursuant to the preceding sentence is hereinafter referred to as the "Payment Fund." The Exchange Agent shall cause the Payment Fund to be (i) held for the benefit of the holders of Company Common Stock and (ii) promptly applied to making the payments provided for in Section 2.8(c). The Payment Fund shall not be used for any purpose that is not provided for herein.

             (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall provide to each holder of record of a certificate or certificates or other instrument or instruments (the "Certificates") which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than shares to be retired in accordance with Section 2.8(b)), (i) a letter of transmittal (which shall be upon customary terms and may specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and

(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed in accordance with the letter of transmittal and the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration in respect of such Certificate, and the Certificate so surrendered shall forthwith be retired and shall cease to exist. If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares of Company Common Stock represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.9, each Certificate (other than Certificates representing Dissenting Shares or shares of Company Common Stock to be retired pursuant to
Section 2.8(b)) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (without interest) upon such surrender.

             (c) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

             (d) Unclaimed Funds. Any portion of the Payment Fund made available to the Exchange Agent pursuant to Section 2.9(a) that remains unclaimed by holders of Certificates for 180 days after the Effective Time of the Merger shall be delivered to LUKOIL Americas, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to LUKOIL Americas for payment of the Merger Consideration.

             (e) No Liability. None of the LUKOIL Entities, the Company, Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Subject to applicable law and public policy, if any Certificates shall not have been surrendered immediately prior to such date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law and public policy, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

             (f) Investment of Funds. The Payment Fund shall be invested by the Exchange Agent in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having at least A-1 or B-1 rating from Standard & Poor's Ratings Group or Moody's Investors Service, Inc., respectively, (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $1,000,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks, (v) money market accounts and (vi) mutual funds or money market funds that invest solely in one or more of the investments described in clauses (i) through (v) above. All earnings thereon shall inure to the benefit of LUKOIL Americas. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Company Common Stock shall be entitled under this Article II, LUKOIL Americas and the Surviving Corporation shall in any event be liable for payment thereof.

             (g) Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed before the Company has notice that the Certificate has been acquired by a protected purchaser (as that term is defined in Section 8-303 of the Maryland Uniform Commercial Code), and, if requested by LUKOIL Americas, the posting by such Person of a bond in such reasonable amount as LUKOIL Americas may direct as indemnity against any claim that may be made against it with respect to such Certificate or the payment of the Merger Consideration, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to such Certificate to which such Person is entitled pursuant hereto.

             (h) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with the MGCL to the extent available thereunder (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but rather, each holder shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the MGCL unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or otherwise loses its right to appraisal, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give LUKOIL Americas prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and LUKOIL Americas shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of LUKOIL Americas or upon the entry of a final judgment by a court of competent jurisdiction, make any payment with respect to, or settle or offer to settle, any such demands.

             (i) Withholding Rights. LUKOIL Americas and Merger Sub shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Stock Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of applicable state or local tax law, solely due to the residency of, or the applicability of United States federal, state or local backup withholding requirements to, such holder. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

             Except as expressly set forth in the Company Disclosure Schedule delivered by the Company to LUKOIL Americas at or prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to the LUKOIL Entities as follows:

             (a) Organization, Standing and Power. Each of the Company and its Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has requisite corporate power and authority to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing or otherwise authorized to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby. The copies of the Organizational Documents of the Company and of each of its Subsidiaries which were previously furnished or made available to LUKOIL USA are true, complete and correct copies of such documents as in effect on the date of this Agreement. Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended January 31, 2000 sets forth a true, correct and complete list of all Subsidiaries of the Company required to be so reported. The Company does not own, directly or indirectly, any capital stock or other equity interest in any Person other than the Subsidiaries listed on such Exhibit 21.

             (b) Capital Structure.

                  (i) As of the date of this Agreement, the authorized stock of the Company consists of (A) 30,000,000 shares of Company Common Stock, of which 14,002,866 shares are issued and outstanding, and (B) 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All issued and outstanding shares of the stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and no class of stock is entitled to preemptive rights.

         As of the date of this Agreement, there are no outstanding options, warrants or other rights to acquire stock or assets from the Company or its Subsidiaries other than options representing in the aggregate the right to purchase 771,835 shares of Company Common Stock under the Company Equity Plans. Each outstanding Company Option will be cancelled and converted at the Effective Time in accordance with its terms and without further action by the Company, Company Board or any committee thereof. The Company has delivered to LUKOIL Americas a letter from the Company's transfer agent certifying the number of issued and outstanding shares of Company Common Stock on a date not more than five Business Days prior to the date hereof.

                  (ii) The Company Disclosure Letter lists each Subsidiary and its jurisdiction of organization. All of the issued and outstanding shares of stock of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company, free and clear of any liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party ("Liens").

                  (iii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote ("Company Voting Debt") are issued or outstanding.

                  (iv) Except as otherwise set forth in this Section 3.1(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or its Subsidiaries is a party or by which any of them is bound obligating the Company or a Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of stock or other voting securities of the Company or such Subsidiary or obligating the Company or such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of stock of the Company or such Subsidiary.

             (c) Authority; No Conflicts.

                  (i) The Company has all requisite corporate power and corporate authority to enter into this Agreement and, subject to the adoption of this Agreement and approval of the Merger by the requisite vote of the holders of Company Common Stock, if any, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the approval of this Agreement and the Merger by the requisite vote of the stockholders of the Company, if required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of consent, termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the Organizational Documents of the Company or any of its Subsidiaries or (B) except as would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, bond, indenture, Lease, Third Party Lease, Sublease, Mortgage, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Company's Subsidiaries or their respective Real Properties or assets.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (x) those required under or in relation to (A) the HSR Act, (B) filing of a Schedule 14D-9, Rule 14f-1 filings and Forms 3 and 4 filings under the Exchange Act, (C) the MGCL and the DGCL with respect to the filing and recordation of appropriate merger or other documents, including the Articles of Merger, and (D) rules and regulations of the New York Stock Exchange ("NYSE"), and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure to make or obtain which would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby.

             (d) Reports and Financial Statements.

                  (i) The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since April 30, 1997 (collectively, including all exhibits thereto, the "Company SEC Reports"). None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of complete notes and normal year-end adjustments. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. None of the Subsidiaries is, or has been at any time, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

                  (ii) Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business since January 31, 2000, the Company does not have any liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of the Company which would be reasonably expected to have a Material Adverse Effect on the Company.

             (e) Information Supplied.

                  (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the proxy statement related to the Company Stockholders Meeting (the "Proxy Statement"), if applicable, (B) the Schedule 14D-9 or (C) the Offer Documents will, at the respective times such documents are filed, and, with respect to the Offer Documents and the Proxy Statement, if any, when first published, sent or given to the stockholders of the Company, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or, in the case of the Offer Documents and the Proxy Statement, if any, or any amendment thereof or supplement thereto, at the time of the Company Stockholders Meeting (as defined below), if any, and at the Effective Time, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the Offer or the solicitation of proxies for the Company Stockholders Meeting, if any, which shall have become misleading. The Proxy Statement, if any, and Schedule 14D-9 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

                  (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement, if any, or Schedule 14D-9 based on information supplied in writing by the LUKOIL Entities for inclusion or incorporation by reference therein.

             (f) Compliance with Applicable Laws; Regulatory Matters.

                  (i) The Company and its Subsidiaries hold, and each of the Real Properties is operated in compliance with, all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals required to be obtained by the Company and its Subsidiaries from all Governmental Entities, including but not limited to permits for the storage, distribution, marketing or transportation of gasoline, diesel fuel, fuel oil, propane, kerosene or other petroleum products or with respect to the construction, ownership, operation, leasing, maintenance or use of the Real Properties or any part thereof for such purposes (the "Company Permits"), except for those the failure of which to hold or be in compliance with would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby. To the best knowledge of the Company, its lessees and sublessees hold, and each of the Real Properties is operated by such lessees and sublessees in compliance with, all required permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities other than the Company Permits (the "Dealer Permits," and, collectively with the Company Permits, the "Permits"), except for those the failure of which to hold or be in compliance with would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby. To the best knowledge of the Company, each of the Permits is valid and in full force and effect, and none of the Company, its Subsidiaries, its lessees or sublessees is in breach or violation of any Permit which breach would reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby. The businesses of the Company and its Subsidiaries and the Real Properties are not being and have not been conducted or operated in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby. The transactions contemplated by this Agreement will not cause any of the Company Permits to be void or require the Surviving Corporation to renew or transfer any such Company Permit, except as set forth on Schedule 3.1(c)(iii) of the Company Disclosure Schedule or where the voiding or failure so to renew or transfer would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby ("Required Permit Renewals").

                  (ii) The Company has delivered to LUKOIL USA true, correct and complete copies of Environmental Reports delivered to the Company or any of its Subsidiaries within the six-month period ending on the date of this Agreement.

             (g) Litigation. There is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the best knowledge of the Company, threatened, against or affecting the Company, any Subsidiary or the Real Properties which would reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary which would reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby.

             (h) Taxes. Except as would not reasonably be expected to have a Material Adverse Effect or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby (i) each of the Company and each of its Subsidiaries has timely filed all federal, state, local and non-U.S. Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete, and has paid and discharged all Taxes shown as due thereon, other than such payments as are being contested in good faith by appropriate proceedings; (ii) no Tax authority is now asserting in writing or, to the best knowledge of the Company or its Subsidiaries, threatening in writing to assert against the Company or any of its Subsidiaries any deficiency or claim with respect to Taxes of the Company or any of its Subsidiaries; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by the Company or any of its Subsidiaries; (iv) the accruals and reserves for Taxes reflected in the Company's audited consolidated balance sheet as of January 31, 2000 (and the notes thereto) and the most recent quarterly financial statements (and the notes thereto) are adequate to cover all Taxes accruable through the date thereof in accordance with GAAP; (v) no election under Section 341(f) of the Code has been made by the Company or any of its Subsidiaries; (vi) the Company and each of its Subsidiaries has withheld or collected and paid over to the appropriate Tax authority or is properly holding for such payment all Taxes required by law to be withheld or collected from any employee, independent contractor, creditor, stockholder or any other third party; (vii) there are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Liens for Taxes that are being contested in good faith by appropriate proceedings or are not yet due; (viii) neither the Company nor any of its subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a) (1) (A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement; (ix) the federal income Tax Returns for the Company and each of its Subsidiaries have been examined and settled with the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such period have expired) for all fiscal years ending on or before January 31, 1997; (x) neither the Company nor any of its Subsidiaries are a party to any agreement relating to the sharing, allocation, or indemnification of Taxes other than agreements between members of the affiliated group of which the Company is the common parent under Section 1504 of the Code; and (xi) neither the Company nor any of its Subsidiaries have agreed, or is required to make, any adjustment under
Section 481 of the Code. The Company has no knowledge of any Taxes or assessments relating to any of the Real Properties or any part thereof or any planned public improvements that may result in a Tax or assessment against any of the Real Properties, except for those which would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby.

             (i) Absence of Certain Changes or Events. Since January 31, 2000 through the date of this Agreement:

                  (i) Each of the Company and its Subsidiaries has conducted its business in the ordinary course and has not incurred any material liability, except in the ordinary course of their respective businesses.

                  (ii) There has not been any event, change, occurrence or development of a state of facts or circumstances having, or which would reasonably be expected to have, a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby; provided, that losses from operations in the ordinary course of business as reflected in the Company's financial statements dated as of July 31, 2000 shall not be considered in determining whether there has been any such event, change, occurrence or development.

                  (iii) There has not been any damage, destruction or condemnation in excess of $100,000 per occurrence or $500,000 in the aggregate, in each case, net of any insurance recoveries.

                  (iv) There has not been any material change in the Company's accounting methods, practices or principles.

                  (v) Neither the Company nor any Subsidiary has (1) sold, transferred or otherwise disposed of (or agreed or committed to sell, transfer or otherwise dispose of) any property other than the sale of inventory in the ordinary course of business, where the amount of any such sale, transfer or disposition exceeds $100,000 per occurrence or $500,000 in the aggregate or (2) canceled, compromised, released or assigned any debt or claim in its favor, where the amount of any such cancellation, compromise, release or assignment exceeds $100,000 per occurrence or $500,000 in the aggregate.

                  (vi) Neither the Company nor any Subsidiary has instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Entity other than in the ordinary course of business consistent with past practice for amounts individually or in the aggregate not material to the Company and its Subsidiaries taken as a whole.

                  (vii) Neither the Company nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become responsible (or otherwise agreed to become responsible) for the obligations of any other Person except for (A) the endorsement of negotiable instruments, (B) guarantees made by the Company on behalf of Subsidiaries, including, without limitation, (1) for the purchase of motor fuel, heating oil and other petroleum-related products in the ordinary course, (2) of equipment leases and (3) for purchase money financing obligations with respect to equipment and (C) other obligations, in each case in the ordinary course of business consistent with past practice, and in the case of clause (C), not in excess of $100,000 individually or $500,000 in the aggregate.

                  (viii) Neither the Company nor any Subsidiary has granted, or has agreed or committed to grant, any severance or termination pay to (or amendment to any such existing arrangement with) any director or officer of the Company or any of its Subsidiaries or, other than in the ordinary course of business consistent with past practice, any employee of the Company or any of its Subsidiaries (other than employees who receive less than $100,000 in total annual cash compensation from the Company or any of its Subsidiaries); enter into any employment, severance, change of control, deferred compensation or other similar arrangement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its Subsidiaries; increase benefits payable under any existing severance or change of control or termination pay policies or employment, severance or change of control agreements with respect to any director or officer of the Company or any of its Subsidiaries or, other than in the ordinary course of business consistent with past practice, any employee of the Company or any of its Subsidiaries (other than employees who receive less than $100,000 in total annual cash compensation from the Company or any of its Subsidiaries); increase (or amend the terms of) compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries (other than employees who receive less than $100,000 in total annual cash compensation from the Company or any of its Subsidiaries), other than in the ordinary course of business consistent with past practice; or adopt any collective bargaining agreement.

                  (ix) Neither the Company nor any Subsidiary has entered into any licensing or other Contract with regard to the acquisition or disposition of any material Intellectual Property other than non-exclusive licenses granted in the ordinary course of business consistent with past practice.

                  (x) Neither the Company nor any of its Subsidiaries has declared, set aside or paid any dividend or other distribution in respect of shares of the Company Common Stock, or any redemption or other acquisition by the Company or any of its Subsidiaries of any shares of Company Common Stock.

             (j) Vote Required. Subject to Section 3-106 of the MGCL, the requisite affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Required Company Vote") is the only vote of the holders of any class or series of the Company or any Subsidiary securities necessary to approve the Merger and the transactions contemplated by this Agreement, and such vote is not necessary in the event of a merger described in Section 2.3.

             (k) Certain Agreements. All contracts listed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000 under the rules and regulations of the SEC relating to the business of the Company and its Subsidiaries or listed on the Company Disclosure Schedule are the only contracts material to the operation, prospects and financial condition of the Company taken as a whole (the "Company Material Contracts"), which Company Material Contracts include, but are not limited to: contracts pursuant to which the Company or any of its Subsidiaries licenses other persons to use any material Intellectual Property (other than contracts entered into for the licensing of data or software in the ordinary course of business); contracts which restrict the Company or any of its affiliates from competing in any line of business or with any Person in any geographical area; contracts involving the acquisition, merger or purchase of all or substantially all of the assets or business of a third party involving aggregate consideration of $5.0 million or more or the purchase or sale of assets, or a series of purchases and sales of assets, involving aggregate consideration of $5.0 million or more or the grant to any person of any preferential rights to purchase any material amount of its assets; contracts, including mortgages or other grants of security interests, guarantees and notes, relating to the borrowing of money in an amount in excess of $5.0 million in the aggregate; any contract or other agreement to indemnify for any liability or cost with respect to any Environmental Law; and any contract or other agreement which would prohibit or materially delay the consummation of the Offer, Merger or any of the transactions contemplated by this Agreement. Each of the Company Material Contracts is valid and in full force and effect except to the extent they have previously expired or been terminated in accordance with their terms, and neither the Company nor its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default under the provisions of, any such Company Material Contract, except for defaults which would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby. To the knowledge of the Company, no counterparty to any such Company Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default or other breach under the provisions of, such Company Material Contract, except for defaults or breaches which would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby.

             (l) Employee Benefit Plans; Labor Matters.

                  (i) With respect to each "employee benefit plan" as defined in
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with respect to each other written employee benefit plan, program, arrangement, policy, payroll procedure and contract (including any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, change in control and severance plan, program, arrangement, contract) to which the Company or any Subsidiary is a party, which is sponsored, maintained or contributed to by the Company or any Subsidiary, or with respect to which the Company or any Subsidiary could incur any liability under Section 4069 of ERISA, but excluding, in each case, any "multiemployer plan" within the meaning of Section 3(37) of ERISA (the "Company Benefit Plans"), the Company has made available to LUKOIL Americas (A) a true and complete copy along with, any trust instruments and insurance contracts forming a part of any Company Benefit Plans, and all amendments thereto; (B) the three (3) most recent actuarial valuations, if any, prepared for each Company Benefit Plan; (C) the two
         (2) most recent reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Benefit Plan or related trust; (D) the most recent determination letters received from the Internal Revenue Service, if any, for each Company Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; and (E) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Benefit Plan. All Company Benefit Plans are listed in Section 3.1(l)(i) of the Company Disclosure Schedule. Each "change in control" or similar provision contained therein is specifically identified on
         Schedule 3.1(l)(i).

                  (ii) Each of the Company Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code (the "Pension Plan") has received a favorable determination letter from the United States Internal Revenue Service, and the Company is not aware of any circumstances likely to result in the revocation of any such favorable determination letter All Company Benefit Plans, to the extent subject to ERISA and/or the Code, are in substantial compliance with ERISA, the Code, and all other applicable law. There is no material pending or threatened litigation relating to the Company Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                  (iii) No liability under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any of them, or the single employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and the Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan (within the meaning of Section 3(37) of ERISA) under Subtitle E of Title IV of ERISA. The withdrawal liability of the Company and its Subsidiaries under each Company Benefit Plan which is a multiemployer plan to which the Company or any of its Subsidiaries has contributed during the preceding 12 months, determined as if a "complete withdrawal," within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $50,000. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                  (iv) All contributions required to be made under the terms of any Company Benefit Plan have been timely made or have been reflected on the audited Financial Statements of the Company. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

                  (vi) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Company Benefit Plan or has ever represented, promised or contracted (whether in oral or written form) to any current or former employees or directors of the Company or any of its Subsidiaries ("Employees") that such Employee(s) would be provided with retiree health or life benefits.

                  (vii) The consummation of the transactions contemplated by this Agreement will not (x) entitle any Employees of the Company or any of the Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Company Benefit Plans.

                  (viii) Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of the Company or any of its Subsidiaries, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Company Benefit Plan would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

                  (ix) All Company Benefit Plans covering current or former non-U.S. Employees complies in all material respects with applicable law. No unfunded liabilities exist with respect to any Company Benefit Plan that covers such non-U.S. Employees.

                  (x) The Company and each Subsidiary (A) has correctly categorized all Employees as either employees or independent contractors for federal tax purposes, and is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (B) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (C) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; (D) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees; and (E) has provided Employees with the benefits to which they are entitled pursuant to the terms of all Company Benefit Plans; except, in each case, where failure to do so would not result in any liability which would be material to the Company.

                  (xi) Neither the Company nor any Subsidiary is a party to any collective bargaining or other labor union contracts and no collective bargaining agreement is being negotiated by the Company or any Subsidiary. There is no pending labor dispute, strike or work stoppage against the Company or any Subsidiary which may interfere with the respective business activities of the Company or any Subsidiary, except where such dispute, strike or work stoppage would not reasonably be expected to have a Material Adverse Effect on the Company. There is no pending charge or complaint against the Company or any Subsidiary by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint would not reasonably be expected to have a Material Adverse Effect on the Company.

             (m) Change of Control Payments; Takeover Restrictions.

                  (i) Neither the Company nor its Subsidiaries has any plans or agreements to which they are parties, or by which they or their properties are bound, pursuant to which payments, including with respect to the acceleration of benefits, will be required upon (A) or as a result of a "change of control" of the Company or (B) the termination or closing of any of the Company's operations or facilities.

                  (ii) No state takeover statute or similar statute or regulation of any state or other jurisdiction applies to this Agreement or any of the transactions contemplated hereby, including the Merger. No provision of the Charter or Bylaws of the Company or any Subsidiary would, directly or indirectly, restrict or impair the ability of the LUKOIL Entities or its affiliates to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company or any Subsidiary that may be acquired or controlled by the LUKOIL Entities or its affiliates pursuant to this Agreement or permit any stockholder to acquire securities of the Company on a basis not available to the LUKOIL Entities in the event that the LUKOIL Entities were to acquire securities of the Company.

             (n) No Undisclosed Liabilities. Since January 31, 2000, there have not been incurred any liabilities by the Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which would be required by GAAP, applied on a basis consistent with the financial statements, to be disclosed in the consolidated balance sheet of the Company and its Subsidiaries and the notes thereto, other than: (i) liabilities disclosed in the Company SEC Reports; and (ii) liabilities incurred in the ordinary course of business consistent with past practice.

             (o) Intellectual Property. The Company owns or has rights to all Intellectual Property material to the conduct of its business. To the knowledge of the Company, (i) no material claims are pending or threatened that the Company or any Subsidiary is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property and (ii) no person is infringing on or otherwise violating any right of the Company or any Subsidiary with respect to any Intellectual Property owned by and/or licensed to the Company or any Subsidiary.

             (p) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except ING Barings in an amount not exceeding that previously disclosed to LUKOIL Americas.

             (q) Opinion of Financial Advisor. The Company has received the opinion of ING Barings, dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid in each of the Offer and the Merger is fair, from a financial point of view, to the holders of Company Common Stock. A complete and correct originally executed copy of such opinion has been delivered by the Company to the LUKOIL Entities. The Company has been authorized by ING Barings to permit the inclusion of such opinion (and, subject to prior review and consent by ING Barings, a reference thereto) in the Offer Documents and in the Schedule 14D-9 referred to in Section 1.2 (b) and the Proxy Statement.

             (r) Environmental Matters. Except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect,

                  (i) Except to the extent reasonably necessary for conduct of the business in accordance with all Environmental Laws and acceptable industry standards for the petroleum industry in which the company operates, the Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance, including any Hazardous Substance, or owned or operated any property or facility in a manner that has given or would give rise to any damages, including any damages for response costs, corrective action costs, personal injury, property damage or natural resources damages pursuant to any Environmental Law.

                  (ii) The Company has not received any notice, report or other information (whether formal or informal, written or otherwise) of any investigation, administrative order, consent order or agreement, litigation, settlement, or claim by any Person with respect to any Hazardous Substance, Environmental Law, or Environmental Permit related in any way to the business of the Company or any of the Real Properties.

                  (iii) The Company has not transported any Hazardous Substance or arranged for the transportation thereof to any location for which the Company has received notice, report or other information that the Company is or may be a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute.

                  (iv) The Company, the Real Properties, and business of the Company are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all Environmental Permits.

                  (v) The Company has disclosed in writing to the LUKOIL Entities prior to the date hereof a complete and accurate list of all underground storage tanks that are currently located on any of the Real Properties or that after February 24, 1997 were located on any of the Property and subsequently removed or filled.

                  (vi) All underground storage tanks located on the Real Properties are in substantial compliance with all applicable local, state and federal underground storage tank requirements, and with either (A) the new tank standards under 40 C.F.R. Section 280.20 or (B) the upgrading requirements under 40 C.F.R. Section 280.21.

                  (vii) The consummation of the Offer or the Merger will not result in any liabilities for site investigation or cleanup, or require the consent of any Person, pursuant to any Environmental Law, including any so-called "transaction-triggered" or "responsible party transfer" requirement.

                  (viii) The Company has not, either expressly or by operation of Law, assumed or undertaken any liability, including any obligation for cleanup or corrective or remedial action, of any other Person relating to any Environmental Law or agreement.

                  (ix) The Company Disclosure Schedule sets forth a true and complete list of all parties indemnified by the Company for liabilities arising under Environmental Laws.

                  (x) The Company has reported to the applicable Governmental Entity, to the extent required by Environmental Law, any matter required to be reported by the Company under such Environmental Laws.

             (s) Real Properties.

                  (i) Properties. The Company Disclosure Schedule sets forth a complete list of all real estate owned occupied by the Company or any of its Subsidiaries (each a "Real Property"), and the Company has made available a true and complete list of all material improvements, buildings, other rights of ownership thereon, and personal property thereon, including trade fixtures.

                  (ii) Title To The Leases and Subleases. The Company is the sole holder and owner of (A) the tenant's leasehold estate with respect to the master leases described in the Company Disclosure Schedule (collectively, the "Leases"), (B) the subtenant or sub-subtenant leasehold estate under the third party leases including the Power Test Leases described in the Company Disclosure Schedule (collectively, the "Third Party Leases"), (C) the tenant's leasehold estate with respect to the leases described in the Company Disclosure Schedule (collectively, the "Marketing Leases"),and (D) the landlord's interest under the subleases described in the Company Disclosure Schedule (collectively, the "Subleases"). The Leases, Third Party Leases, the Marketing Leases and Subleases are the only agreements governing any leasehold estates held by the Company or its Subsidiaries with respect to the Real Properties. True, accurate and complete copies of the Leases, Marketing Leases and Subleases have been made available to LUKOIL Americas.

                  (iii) Parties in Possession. To the knowledge of the Company, there are no parties in possession of the Real Properties except for Subtenants under written Subleases, true, accurate and complete copies of which have been delivered to LUKOIL Americas prior to the date hereof.

                  (iv) Leases. Except as would not reasonably be expected to have a Material Adverse Effect or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby: the Company has received no notice of any intention by any Lessor under a Lease to cancel or terminate the same (nor has the Company canceled or terminated any Lease), nor has the Company vacated all or any portion of such leased Properties; no party is in default under any Lease except as set forth on the Company Disclosure Schedule; the Company has performed all obligations required of it under all of the Leases and there remain no unfulfilled obligations of the Company under the Leases, the nonperformance of which could entitle a Lessor to damages under such Lease or could cause the Company to be in default under such Lease; except as set forth on the Company Disclosure Schedule, (A) no Lease has been modified, altered or amended in any respect, and (B) no Lessor has the right to cancel or terminate its Lease, and (C) the Company has no interest in such Real Properties other than the leasehold possessory interest set forth in such Lease; each of the Leases is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding and enforceable obligation of the Lessor thereunder; none of the rents or other charges paid by the Company under any of the Leases violates any Laws;

         and any and all renewal terms with respect to any and all of the Leases have been exercised by or on behalf of the Company.

                  (v) Third Party Leases. To the Company's knowledge, each of the Third Party Leases is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding and enforceable obligation of the Third Party Lessor thereunder; none of the Third Party Leases have been pledged or encumbered by the Company; any and all renewal terms with respect to any and all of the Third Party Leases have been exercised by or on behalf of the Company as set forth in the Company Disclosure Schedule.

                  (vi) Marketing Leases. Except as would not reasonably be expected to have a Material Adverse Effect or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby: the Company has received no notice of any intention by any Lessor under a Marketing Lease to cancel or terminate the same (nor has the Company canceled or terminated any Marketing Lease), nor has the Company vacated all or any portion of such leased Properties. No party is in default under any Marketing Lease except as set forth on the Company Disclosure Schedule. The Company has performed all obligations required of it under all of the Marketing Leases and there remain no unfulfilled obligations of the Company under the Marketing Leases, the nonperformance of which could entitle a Lessor to damages under such Marketing Lease or could cause the Company to be in default under such Marketing Lease. Except as set forth on the Company Disclosure Schedule, (A) no Marketing Lease has been modified, altered or amended in any respect since made available to LUKOIL Americas, and
         (B) no Lessor has the right to cancel or terminate its Marketing Lease, and (C) the Company has no interest in such Real Properties other than the leaseholds.

                  (vii) Subleases. Except as would not reasonably be expected to have a Material Adverse Effect or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby: there are no subleases, concessions or sub-occupancy agreements in effect with respect to the Real Properties other than the Subleases made available to Lukoil Americas; the Company has received no notice of any intention by any tenant under a Sublease (a "Subtenant") to (A) cancel or terminate the same (nor has the Company canceled or terminated any Sublease), or (B) vacate all or any portion of such tenant's leased property with respect to any Sublease; to the extent that any of the Subleases call for security, such security remains on deposit with the Company, and has not been applied towards any payment due under said Subleases; the Company has not received any advance rent or advance compensation under any of the Subleases in excess of one month; no party is in default under any Sublease; the Company has performed all obligations required of it under all of the Subleases and there remain no unfulfilled obligations of the Company under the Subleases, the nonperformance of which could entitle a Subtenant to damages under such Sublease or could cause the Company to be in default under such Sublease; no Sublease has been modified, altered or amended in any respect; no Subtenant has the right to cancel or terminate its Sublease, to renew or extend its Sublease, or to expand or contract the Real

         Properties covered thereby except as provided therein; no Subtenant has any interest in the Real Properties other than the leasehold possessory interest set forth in such Sublease; no Subtenant has given notice to the Company of its intention to institute litigation with respect to any Sublease; except as specifically provided in the Subleases, no Subtenant or other occupant is entitled to any rebates, allowances, concessions, free rent or rent abatement for any period after the date hereof; each of the Subleases is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding and enforceable obligation of the Subtenant thereunder; each Subtenant has accepted the Properties covered by its Sublease and is in possession of such Real Properties in accordance with its Sublease; all initial installation work, if any, required of the Company has been fully performed, paid for and accepted by the Subtenant; and no Subtenant has any pending litigation, offsets or counterclaims against the Company which, if successfully asserted, would reduce the rent payable under such Subtenant's Sublease or result in the cancellation or termination thereof; and none of the Subleases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered by the Company or the Company's predecessors in title to the Properties except for any assignments, pledges or encumbrances which will be fully released on or before the date hereof.

                  (viii) Operating Agreements. There are no management, service, supply, maintenance, employment or other contracts in effect with respect to the Properties of any nature whatsoever, written or oral (collectively, "Operating Agreements"), other than the Operating Agreements made available to Lukoil Americas. The Company has performed all of its obligations under each of the Operating Agreements in all material respects and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Operating Agreements would reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby. All other parties to the Operating Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect. Except where there would be no Material Adverse Effect, the Company has received no notice of any intention by any of the parties to any of the Operating Agreements to cancel or terminate the same, nor has the Company canceled or terminated any of the same.

                  (ix) Condemnation Proceedings; Roadways. The Company has no knowledge of, nor has the Company received any written notice of, any condemnation proceeding pending or threatened against the Real Properties or any part thereof involving payments likely to be in excess of $100,000 except as set forth in the Company Disclosure Schedule. The Company has no knowledge of, nor has the Company received any written notice of, any change or proposed change in (i) the route, grade or width of, or otherwise affecting, any street, creek or road adjacent to or serving the Real Properties, or (ii) the existing zoning and/or land use restrictions affecting the Real Properties, except, in each case, where such change would not result in a Material Adverse Effect on the Company.

                  (x) Operations. To the Company's knowledge, approximately 1,244 service stations are currently open and operating.

                  (xi) Structural Condition. The Company has no knowledge of any, and there is no, latent or patent defect in (1) the Improvements or structural elements thereof or mechanical systems therein (including, without limitation, the roof or roofs of the Improvements and all heating, ventilating, air conditioning, plumbing, electrical, utility and sprinkler systems therein), or (2) the Utilities serving the Real Properties which, in each case, would result in a Material Adverse Effect on the Company.

                  (xii) Zoning and Platting. The present zoning of the Real Properties permits the current use thereof without special variances or such current use is permitted by "grandfathering" or the non-compliance thereof would not result in a Material Adverse Effect on the Company.

                  (xiii) Access. Except with respect to the Mt. Vernon and New Haven terminals, each of the Real Properties has full and free access to and from public highways, streets or roads and the Company has no knowledge of any pending or threatened Government Entity proceeding or any other fact or condition which would limit or result in the termination of such Real Property's existing access to and from public highways, streets or roads, except those conditions which would not result in a Material Adverse Effect on the Company.

                  (xiv) No Other Property Interests. There are no property interests, buildings, structures or other Improvements or personal property that are owned by the Company or its Subsidiaries that are necessary for the operation of the Real Properties that are not being conveyed or leased to the Company pursuant to the Lease.

                  (xv) Other Agreements. There are no options, rights of first refusal, contracts or other obligations outstanding (written or oral) for the sale, exchange, transfer, financing or refinancing of any of the Properties or any interest therein which are superior to the rights of the Company under the Lease.

             (t) ESOP.

                  (i) The ESOP Trustee has been properly appointed as trustee of the ESOP Trust. The Company has delivered to the ESOP Trustee complete, current and accurate copies of the ESOP plan document and the ESOP Trust Agreement.

                  (ii) The ESOP has been duly authorized and established and the Trust Agreement has been duly authorized by all necessary corporate action on the part of the Company; the ESOP constitutes in all material respects an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, Treasury Regulation Section 54.4975-11; and
         Section 407(d)(6) of ERISA; and the execution and delivery of this Agreement and the consummation of the transactions contemplated by the parties hereto will not constitute a violation of, or give rise to any liability under, Title I of ERISA or Section 4975 of the Code.

                  (iii) The shares of Company Common Stock held by the ESOP are owned of record and beneficially by the ESOP free and clear of all encumbrances other than the ESOP Loan evidenced by the ESOP Loan Agreement. There are no provisions in the ESOP Loan Agreement requiring a penalty on prepayments. Upon tender (or other disposition) of the unallocated shares of the Company Common Stock held in ESOP, the proceeds from such disposition shall be first used to repay the ESOP Loan with any excess, if any, to be allocated to ESOP Participants in accordance with the terms and conditions of the ESOP. There are no liabilities of the ESOP other than the ESOP Loan and the obligation to pay benefits to ESOP Participants under the ESOP in the ordinary course of business. Except as contemplated by this Agreement or pursuant to the ESOP Trust Agreement, neither the ESOP nor the ESOP Trustee are a party to any voting trust, stockholder agreement, proxy or other agreement or understanding in effect with respect to the voting of any shares of Company Common Stock held by the ESOP.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE LUKOIL ENTITIES.

             The LUKOIL Entities represent and warrant to the Company as follows:

             (a) Organization, Standing and Power. Except where a failure would materially impair or delay the ability of LUKOIL Parent or Merger Sub to consummate the transactions contemplated hereby, the LUKOIL Entities other than Merger Sub have been duly incorporated and are validly existing and (to the extent applicable) in good standing under the laws of their jurisdictions of organization and have requisite corporate power and authority to carry on their business as presently conducted; Merger Sub has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; the LUKOIL Entities are duly qualified and in good standing or otherwise authorized to do business in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification necessary. LUKOIL Austria is a direct, wholly owned Subsidiary of Parent. LUKOIL Americas is an indirect, wholly owned subsidiary of Parent. Merger Sub is a direct, wholly owned subsidiary of LUKOIL Americas.

             (b) Authority; No Conflicts.

                  (i) The LUKOIL Entities have all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the LUKOIL Entities of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of the LUKOIL Entities. This Agreement has been duly executed and delivered by the LUKOIL Entities and constitutes a valid and binding agreement of each LUKOIL Entity, enforceable against each LUKOIL Entity in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (ii) The execution, delivery and performance by the LUKOIL Entities of this Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation of: (A) any provision of the Organizational Documents of the LUKOIL Entities or any of their Material Subsidiaries or (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the LUKOIL Entities, any of their Material Subsidiaries or their respective properties or assets except, in each case, as could not reasonably be expected to materially impair or delay the ability of the LUKOIL Entities to consummate the transactions contemplated hereby.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any LUKOIL Entity in connection with the execution and delivery of this Agreement by the LUKOIL Entities or the consummation by the LUKOIL Entities of the transactions contemplated hereby, except for (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clause (x) of Section 3.1(c)(iii), (B) Parent will not be permitted to make payments under the Lease Guaranty until such time, if any, as Parent receives a license from the Central Bank of the Russian Federation permitting it to make payments under the Lease Guaranty, and
         (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure to make or obtain which could not reasonably be expected to materially impair or delay the ability of the LUKOIL Entities to consummate the transactions contemplated hereby.

             (c) Information Supplied.

                  (i) None of (A) the Offer Documents or (B) the information supplied or to be supplied by the LUKOIL Entities for inclusion or incorporation by reference in the Proxy Statement, if any, the Schedule 14D-9 and any other documents to be filed with the SEC in connection with the transactions contemplated hereby, including any amendment or supplement to such documents, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, if any, and the Offer Documents, when first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to made the statements made therein, in the light of the circumstances under which they are made, not misleading or, in the case of the Proxy Statement, if any, or any amendment thereof or supplement thereto, at the time of the Company Stockholders Meeting, if any, and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to made the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the Offer or the solicitation of proxies for the Company Stockholders Meeting, if any, which shall have become misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

                  (ii) Notwithstanding the foregoing provisions of this Section 3.2(c), no representation or warranty is made by Merger Sub or LUKOIL Americas with respect to statements made or incorporated by reference in the Offer Documents based on information supplied by the Company for inclusion or incorporation by reference therein.

             (d) Vote Required. No vote of the holders of the outstanding ordinary shares of common stock of (1) Parent, (2) LUKOIL Austria, or (3) LUKOIL Americas, par value $0.01 per share, is necessary to approve this Agreement or any of the transactions contemplated hereby.

             (e) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the LUKOIL Entities, except Credit Suisse First Boston.

             (f) Ownership of Company Stock. As of the date of this Agreement, none of the LUKOIL Entities or any of their Subsidiaries or, to the best of their knowledge, any of their affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly or
(ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or
(ii), shares of stock of the Company except for the Support Agreements.

             (g) Financing. The LUKOIL Entities have available, and will make available to Merger Sub, sufficient funds to pay for shares of Company Common Stock and Company Options pursuant to the Offer and the Merger on the terms contemplated by this Agreement.

             (h) No Business Activities. Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub, as of the date of this Agreement, has no Subsidiaries.

                                  ARTICLE IV.
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 COVENANTS OF THE COMPANY.

             During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that LUKOIL Americas shall otherwise consent in writing):

             (a) Ordinary Course. The Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in all material respects, and shall use all reasonable best efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them.

             (b) Dividends; Changes in Share Capital. The Company shall not, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its stock, (ii) split, combine or reclassify any of its stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its stock, or (iii) repurchase, redeem or otherwise acquire any shares of its stock or any securities convertible into or exercisable or exchangeable for any shares of its stock except as otherwise permitted under certain option agreements to effect cashless option exercises.

             (c) Issuance of Securities. The Company shall not and shall cause its Subsidiaries not to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its stock of any class, any Company Voting Debt or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt, or enter into any agreement with respect to any of the foregoing, other than the issuance of Company Common Stock upon the exercise of stock options granted in accordance with the terms of the Company Equity Plans as in effect on the date of this Agreement.

             (d) Organizational Documents. Except to the extent required to comply with their respective obligations to the LUKOIL Entities hereunder, the Company and its Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

             (e) Indebtedness. The Company shall not (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or guarantee any debt securities of other Persons other than (x) indebtedness of the Company or its Subsidiaries to the Company or its Subsidiaries, (y) borrowings under existing credit lines, including in support of letters of credit, in the ordinary course of business or (z) otherwise in the ordinary course of business, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or its Subsidiaries to or in the Company or its Subsidiaries or (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than, in the case of clauses (ii) and (iii), loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business.

             (f) Benefit Plans. The Company shall not, and shall not permit its Subsidiaries to, (i) increase the compensation payable or to become payable to any of its executive officers or employees, (ii) take any action with respect to the grant of any severance or termination pay, or stay bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of this Agreement) or (iii) amend, establish or create any benefit plan, arrangement, policy or agreement which would be a Company Benefit Plan if in existence as of the date of this Agreement, except any such increases or grants made in the ordinary course of business. The Company Board or any committee thereof shall take no action to waive any provision of any Company Equity Plan that would otherwise cause the Company Options thereunder to be cancelled or converted at the Effective Time in accordance with their terms and without further action by the Company, the Company Board or any committee thereof. The Company Board shall cause the executive officers of the Company to take all actions reasonably necessary or appropriate to cause all Company Options to be cancelled at the Effective Time, including, if requested by LUKOIL Americas, by providing written notice to all holders of Company Options that all Company Options will be cancelled and converted at the Effective Time as provided in this Agreement.

             (g) Investments. The Company shall not directly or indirectly acquire, make any investment in, or make any contributions to, any person (other than a Subsidiary of the Company) other than in the ordinary course of business consistent with past practice. The Company and its Subsidiaries shall not make any new capital expenditure or expenditures in excess of $5.0 million in the aggregate.

             (h) Contracts. The Company shall not enter into, amend or terminate any Company Material Contract or any contract involving amounts in excess of $1.0 million per year other than in the ordinary course of business consistent with past practice. The Company shall not enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's ability to compete with or conduct any line of business, including, but not limited to, geographic limitations on the Company's activities.

             (i) Tax Elections. The Company shall not make or rescind any material tax election or settle or compromise any material income tax liability of the Company or of any of its Subsidiaries with any Tax authority without notice to LUKOIL Americas.

             (j) Accounting. The Company shall not make any change in any method of accounting or accounting practice or policy, except as required by GAAP. The Company shall not revalue any material assets of the Company or any of its Subsidiaries, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, except for any revaluation resulting from a change in circumstances or conditions from those prevailing as of January 31, 2000.

             (k) Transfer of Assets. The Company shall not, and shall cause its Subsidiaries not to, acquire, sell, transfer, lease or encumber any assets except in the ordinary course of business and consistent with past practice.

             (l) Liquidation or Dissolution. The Company shall not adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company.

             (m) Litigation. The Company shall not settle or compromise any material claims or litigation or, except in the ordinary course of business or in an amount less than $100,000, waive, release or assign any material rights or claims or make any payment, direct or indirect, of any material liability before the same becomes due and payable in accordance with its terms.

             (n) Other Actions. The Company shall not, and shall not permit its Subsidiaries to, take any action that does, or could reasonably be expected to, result in (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Sections 5.1(a) or 5.4, any of the conditions to the Merger set forth in Article VI not being satisfied.

             (o) Agreements. The Company shall not, and shall not permit its Subsidiaries, to enter into any agreement to do any of the foregoing.

         4.2 ADVICE OF CHANGES; GOVERNMENT FILINGS.

             Each party shall (a) confer on a regular and frequent basis with the other party, (b) report to the other party (to the extent not prohibited by law, regulation and any applicable confidentiality agreement) on operational matters and (c) promptly notify the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect on the Company or materially and adversely affect its ability to consummate the Merger in a timely manner; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company shall file all reports required to be filed by it with the SEC and all other Governmental Entities between the date of this Agreement and the Effective Time and the Company shall (to the extent not prohibited by law or regulation or any applicable confidentiality agreement) deliver to LUKOIL Americas copies of all such material reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each party shall have the right to review in advance, and to the extent practicable each party will consult with the other party, with respect to all the information relating to each party and each of its Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                                   ARTICLE V.
                              ADDITIONAL AGREEMENTS

         5.1 RECOMMENDATION; PREPARATION OF PROXY STATEMENT; THE COMPANY STOCKHOLDERS MEETING.

             (a) The Company shall, through the Company Board, recommend to its stockholders that they accept the Offer and tender all of their shares of Company Common Stock to Merger Sub and vote in favor of this Agreement and the Merger; provided, however, that the Company Board may withdraw or modify such recommendation (and its declaration of the advisability of this Agreement and the Merger) to the extent that the Company Board determines to do so in exercise of its statutory duties as permitted under Section 5.4. Except as provided in
Section 5.4, if required by the MGCL or the Company's Organizational Documents in order to consummate the Merger, the Company shall, as soon as practicable following the acquisition by Merger Sub of the shares of the Company Common Stock pursuant to the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Required Company Vote. The LUKOIL Entities shall vote or cause to be voted all the shares of Company Common Stock owned of record by the LUKOIL Entities or any other Subsidiary of any LUKOIL Entity in favor of the approval of the Merger and this Agreement. After the date hereof and prior to the expiration of the Offer, no LUKOIL Entity shall purchase, offer to purchase, or enter into any contract, agreement or understanding regarding the purchase of shares of Company Common Stock, except pursuant to the terms of the Offer, the Merger and the Support Agreements (as defined in Annex A).

             (b) Notwithstanding the preceding paragraph or any other provision of this Agreement, in the event Merger Sub or any other Subsidiary of any LUKOIL Entity shall beneficially own, in the aggregate, at least 90% of the outstanding shares of the Company Common Stock, the Company shall not be required to call the Company Stockholders Meeting or to file or mail the Proxy Statement, and the parties hereto shall, at the request of LUKOIL Americas or the Company and subject to Article VI, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for shares of the Company Common Stock by Merger Sub pursuant to the Offer without a meeting of stockholders of the Company in accordance with Section 3-106 of the MGCL and, unless waived by all holders of Company Common Stock other than the LUKOIL Entities or any other subsidiary of any LUKOIL Entity, Merger Sub shall give notice of the Merger to each such stockholder at least 30 days before the Articles of Merger are filed with the SDAT in accordance with Section 3-106(d)(1) of the MGCL.

             (c) If required by applicable law, as soon as practicable following LUKOIL Americas' request, the Company and LUKOIL Americas shall prepare and file with the SEC the Proxy Statement. Each of the Company and LUKOIL Americas shall use reasonable best efforts to cause the Proxy Statement to be mailed to the holders of the Company Common Stock, as promptly as practicable.

         5.2 ACCESS TO INFORMATION.

             (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel, financial advisors and sources and other representatives of LUKOIL Americas ("Parent Representatives") reasonable access during normal business hours, to all of its and its Subsidiaries' properties, books, contracts, commitments and records and its officers, management employees and representatives and, during such period, the Company shall furnish promptly to LUKOIL Americas, all information concerning its business, properties and personnel as the other party may reasonably request; provided, however, the Company may restrict the foregoing access to the extent that (i) a Governmental Entity requires the Company or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries requires the Company or any of its Subsidiaries to restrict access to any properties or information (subject, however, to existing confidentiality and similar non-disclosure obligations and the preservation of attorney client and work product privileges).

             (b) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, the LUKOIL Entities shall abide by the confidentiality provisions set forth in Annex B hereto.

         5.3 APPROVALS AND CONSENTS; COOPERATION.

             The Company and each LUKOIL Entity shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the Offer and consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (i) preparing and filing as promptly as practicable (including, without limitation, filing the notifications provided for under the HSR Act within seven Business Days following the date of this Agreement) all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Offer or Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals; provided, that in each case the LUKOIL Entities shall not be required to divest any assets or take any other actions adverse in any material respect to its business or the business of the Company. Without limiting the generality of the foregoing, the Company and each LUKOIL Entity agree to make all necessary filings in connection with the Required Regulatory Approvals as promptly as practicable after the date of this Agreement, and to use its reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Regulatory Approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. The Company and each LUKOIL Entity shall use reasonable best efforts to cause the expiration of the notice periods under the HSR Act with respect to the Offer or the Merger and the other transactions contemplated by this Agreement as promptly as possible after the execution of this Agreement. Each of the Company and LUKOIL Americas shall use reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Offer or the Merger or any other transactions contemplated by this Agreement in connection with the Required Regulatory Approvals; provided, that the LUKOIL Entities shall not be required to divest any assets or take any other actions adverse in any material respects to its business or the business of the Company in order to resolve any such objections. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the Offer or the Merger or any other transaction contemplated by this Agreement as violative of applicable antitrust or competition laws, the Company and each LUKOIL Entity shall cooperate and shall use reasonable best efforts to contest and resist, except insofar as the Company and LUKOIL Americas may otherwise agree, any such action or proceeding, including any action or proceeding that seeks a temporary restraining order or preliminary injunction that would prohibit, prevent or restrict consummation of the Offer or the Merger or any other transaction contemplated by this Agreement, except insofar as the Company and LUKOIL Americas may otherwise agree or LUKOIL Americas determines, in its reasonable discretion, that contesting or resisting any such action or proceeding is, or may become, adverse to its or the Company's business or the business of Parent or any other LUKOIL Entity. The Company and each LUKOIL Entity shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary for inclusion in the Offer Documents, Schedule 14D-9, Proxy Statement or any other statement, filing, tax ruling request, notice or application made by or on behalf of the Company and each LUKOIL Entity or any of their respective affiliates to any third party and/or any Governmental Entity in connection with the Offer, the Merger or the other transactions contemplated by this Agreement.

         Notwithstanding the foregoing, nothing in this Agreement shall require the LUKOIL Entities to waive any condition set forth in Annex A or Article VI.

         5.4 NO SOLICITATION.

             (a) The Company shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or Company Subsidiary to, (i) solicit, initiate, knowingly encourage the submission of, or participate in any discussions or negotiations regarding or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Company Takeover Proposal (as defined in Section 5.4(e)), or (ii) enter into any agreement with respect to any Company Takeover Proposal; provided, however, that at any time during the period following the execution of the Agreement and prior to the consummation of the Offer (the "Company Application Period"), if the Company receives a proposal or offer that was not solicited by the Company and that did not otherwise result from a breach of this Section 5.4(a) and that the Company Board determines in good faith (after consultation with its outside counsel and its financial advisor) could result in a third party making a Superior Company Proposal (as defined in Section 5.4(e)), and subject to compliance with Section 5.4(c), the Company may, to the extent necessary to comply with the applicable statutory obligations of the Company Board, as determined in good faith by it after consultation with outside counsel, (A) furnish information with respect to the Company to the person making such proposal or offer pursuant to a confidentiality agreement containing terms at least as stringent as set forth in Annex B hereto, as determined by the Company after consultation with its outside counsel, and (B) participate in discussions or negotiations with such person regarding such proposal or offer. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any Company Subsidiary or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any of the Company Subsidiaries, shall be deemed to be a breach of this Section 5.4(a) by the Company. The Company shall, and shall cause its officers and directors and any investment banker, attorney or other advisor or representative of the Company or any Company Subsidiary to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal.

             (b) Except as expressly permitted by this Section 5.4, neither the Company Board nor any committee thereof shall approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or approve or recommend, or propose to approve or recommend, any Company Takeover Proposal. The Company may terminate this Agreement pursuant to Section 7.1(g) only if (i) the Company Board has received a Superior Company Proposal, (ii) in light of such Superior Company Proposal the Company Board has determined in good faith, after consultation with outside counsel, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this Agreement, the Offer or the Merger in order to comply with applicable statutory obligations of the members of the Company Board, (iii) the Company has notified Parent in writing of the determination described in clause (ii) above, (iv) at least three Business Days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company Proposal and the Company Board has again made the determinations referred to in clause (ii) above (although no additional time period shall be required following such determinations), (v) the Company is in compliance with this Section 5.4, and (vi) the Company Board concurrently approves, and the

Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal.

             (c) The Company promptly shall advise LUKOIL Americas orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status of any such Company Takeover Proposal or inquiry and (ii) provide to LUKOIL Americas as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal or inquiry; provided, however, that the Company shall not be required to provide any nonpublic information specified in clause (ii) regarding the business or financial condition or prospects of such third party if (A) the Company is prohibited form disclosing such information pursuant to a legally binding confidentiality agreement and (B) such Company Takeover Proposal provides for consideration consisting solely of cash.

             (d) Neither the Company nor the Company Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to LUKOIL Americas or Merger Sub, the approval or recommendation of the Company Board of this Agreement, the Offer or the Merger, or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal, unless a withdrawal or modification of such approval or recommendation is, in the good faith judgment of the Company Board after consultation with its outside counsel, necessary to comply with applicable statutory obligations. Nothing contained in this Section 5.4 shall prohibit the Company (i) from taking and disclosing to its stockholders a position and making disclosure required by Rule 14e-2 promulgated under the Exchange Act or (ii) from making any other required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with its outside counsel, failure to make such other disclose would be inconsistent with its obligations under law.

             (e) For purposes of this Agreement:

                  "Company Takeover Proposal" means any inquiry, proposal or offer for a merger, consolidation, dissolution, liquidation, recapitalization or other business combination involving the Company or Company Subsidiary, any proposal or offer for the issuance by the Company of over 10% of its equity securities as consideration for the assets or securities of any person or any proposal or offer to acquire in any manner, directly or indirectly, over 10% of the equity securities of consolidated total assets of the Company, in each case, other than the transactions contemplated by this Agreement.

                  "Superior Company Proposal" means any proposal made by a third party to acquire all or substantially all of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recaptialization, a sale of its assets or otherwise, which a majority of the Company Board determines in its good faith judgment (i) to be superior from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement (after consultation with the Company's financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by LUKOIL Americas to amend the terms of the transactions contemplated by this Agreement) and (ii) reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

             (f) Notwithstanding anything to the contrary contained in this
Section 5.4 or elsewhere in this Agreement, prior to the Effective Time, the Company may refer any third party to this Section 5.4 and Section 7.2 and make a copy of this Section 5.4 and Section 7.2 available to a third party.

         5.5 EMPLOYEE BENEFITS.

             (a) LUKOIL Americas shall, or shall cause the Surviving Corporation to, maintain for Employees as a group (excluding Employees covered by collective bargaining agreements) through December 31, 2001, without interruption, employee benefit plans that will provide benefits to Employees as a group that are in the aggregate, substantially as favorable as those provided to such Employees immediately prior to the Effective Time. Except as described in the following sentence, Employees shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its Subsidiaries for similar plans) for all purposes under any benefit plans in which they become eligible to participate following the Effective Time. Such crediting shall include crediting for benefit accrual purposes under seniority, vacation, severance and similar plans but not under defined benefit pension plans, defined benefit SERP plans and other similar plans.

             (b) From and after the Effective Time, LUKOIL Americas shall and shall cause the Surviving Corporation and its Subsidiaries to (i) cause any pre-existing condition or limitation and any eligibility waiting periods (to the extent such conditions, limitations or waiting periods did not apply to the employees of the Company under the Company Benefit Plans) under any group health plans of the LUKOIL Entities or any of their respective Subsidiaries to be waived with respect to employees of the Company and its Subsidiaries and their eligible dependents, and (ii) give each employee of the Company and its Subsidiaries credit for the plan year in which the Effective Time occurs toward applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or such later date on which participation commences) during the applicable plan year.

             (c) From and after the Effective Time, the Surviving Corporation shall, and LUKOIL Americas shall cause the Surviving Corporation to, make all payments required under the tax gross-up provisions of outstanding Company Options.

             (d) For each year with respect to which a payment (the amount of such payment for a year, including principal and interest, the "Annual Payment") would have been due following the date of this Agreement on the ESOP Loan, but for the acceleration thereof described in Section 5.11, LUKOIL Americas shall cause the Surviving Corporation to make a special profit sharing contribution to the Getty Petroleum Marketing, Inc. Retirement and Profit Sharing Plan (the "PS Plan") equal to the amount of the Annual Payment for such year (the "Profit Sharing Contribution"). Such Profit Sharing Contribution shall be allocated among the accounts of all "Eligible Employees" under the PS Plan (whether or not such individuals elected to make contributions under such PS Plan) in proportion to "Compensation" under the PS Plan with respect to the plan year for which the contribution is made; provided, that, such Eligible Employees are employed on the last day of the plan year for which the Profit Sharing Contribution is to be made. Such Profit Sharing Contribution shall vest in accordance with the vesting schedule set forth in Sections 7.1 and 7.2 (other than Section 7.2(d)) of the ESOP as they exist on the date hereof irrespective of any future amendments or any future termination of the ESOP.

         5.6 FEES AND EXPENSES.

             Whether or not the transactions contemplated hereby are consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, as between the Company's stockholders (in their capacities as stockholders) and the Surviving Corporation, the Surviving Corporation or its Subsidiaries shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries (excluding any transfer tax imposed on any holder or former holder of shares of stock of the Company resulting from the Merger), as the case may be, (b) the Expenses incurred in connection with the printing, filing and mailing to stockholders of the Proxy Statement and the solicitation of stockholder approvals shall be borne by the Company, and (c) as provided in
Section 7.2. As used in this Agreement, "Expenses" includes all accrued and unpaid out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Offer Documents and the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby, estimates of which expenses or obligations to pay expenses of the Company or its Subsidiaries, as of the date of this Agreement, have been provided in writing by the Company to LUKOIL Parent. Without the consent of LUKOIL Americas, the Company shall not incur or become committed to pay costs and expenses for advisors and other third parties materially different in amount and nature than previously disclosed in writing to LUKOIL Americas, except to the extent reasonably required to respond to developments after the execution of this Agreement.

         5.7 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

             If the Merger shall occur, the Surviving Corporation shall cause to be maintained in effect for a period of six (6) years after the Effective Time, the current provisions regarding exculpation and indemnification of, and advance of expenses to, current or former officers and directors (each an "Indemnified Party") contained in the Organizational Documents of the Company or its Subsidiaries and in any agreements between an Indemnified Party and the Company or its Subsidiaries set forth on the Company Disclosure Schedule on the date of this Agreement. Prior to the acceptance for payment of Company Common Stock pursuant to the Offer, the Company shall, in consultation with LUKOIL Americas, purchase policies or extensions of current policies of directors' and officers' liability insurance (a) providing at least the same coverage and amounts and containing terms and conditions which are, in the aggregate, materially no less advantageous to the insured as those policies currently maintained by the Company set forth on the Company Disclosure Schedule on the date of this Agreement, (b) which shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the date on which the Company Common Stock is accepted for payment pursuant to the Offer, (c) providing coverage for a six (6) year period after the Effective Time with respect to claims arising from acts, facts, errors, omissions or events that occurred on or before the date on which the Company Common Stock is accepted for payment pursuant to the Offer, including, without limitation, in respect of the transactions contemplated hereby, and (d) so long as the premium to be paid by the Company for such policies does not exceed 200% of the premium to be paid for the 12-month period ending February 21, 2002; provided that if such policies cannot be obtained at such cost, the Company shall obtain as much of such policies as can be so obtained at a cost equal to 200% of the premium to be paid for the 12-month period ending February 21, 2002. On or before the Closing Date, the parties shall use their reasonable best efforts to obtain such policies in the form and for the premiums previously described to LUKOIL Americas. LUKOIL Americas shall, and shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the Company's obligations thereunder for the six (6) year period provided herein. Notwithstanding anything to the contrary in this Section 5.7, the Surviving Corporation shall not be liable for any settlement effected without its written consent; provided, further, that the benefits set forth in this Section 5.7 shall not be available to any Company director who intentionally fails timely to resign from the Company Board pursuant to Section 2.7 or who subsequently revokes such resignation. This covenant shall survive the closing of the transactions contemplated hereby and is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

         5.8 PUBLIC ANNOUNCEMENTS.

             The initial press releases issued by the LUKOIL Entities and the Company with respect to the Offer and Merger shall be mutually acceptable. Thereafter, so long as this Agreement is in effect, the Company and LUKOIL Americas shall use all reasonable best efforts to develop a joint communications plan and each party shall use all reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and
(ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

         5.9 TAKEOVER STATUTES.

             The Company and the members of the Company Board have granted such approvals, if any, and shall have taken such actions, if any, as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise have or will have acted to render inapplicable, the effects of Sections 3-602 and 3-701 of the MGCL or any other takeover statute ("Takeover Statute") as may be applicable to the transactions to be undertaken pursuant to this Agreement. The Company shall assist in any challenge by any of the LUKOIL Entities to the validity or applicability to the Offer or Merger of any Takeover Statute.

         5.10 PERFORMANCE BY MERGER SUB.

             LUKOIL Americas shall cause Merger Sub prior to the Merger to comply with its obligations hereunder and under the Offer and shall, subject to the terms herein, cause Merger Sub to consummate the Merger as contemplated herein and whenever prior to the Merger this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking of LUKOIL Americas to cause Merger Sub to take such action. Without limitation of the foregoing, LUKOIL Americas shall vote all of its shares of stock in Merger Sub for the approval of this Agreement.

         5.11 ESOP.

             Immediately following any disposition of all shares of Company Common Stock pursuant to the transactions contemplated hereby, the Company shall
(a) cause the ESOP Trust to prepay the ESOP Loan to the maximum extent possible, including in full, including any accrued interest and any other fees and payments required to be paid to the Company upon complete prepayment of the ESOP Loan and (b) forgive any remaining balance outstanding under the ESOP Loan, including any accrued interest and any other fees and payments required to be paid to the Company upon complete prepayment of the ESOP Loan.

                                  ARTICLE VI.
                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

             The obligations of the Company, LUKOIL Americas and Merger Sub to effect the Merger are subject to the satisfaction or waiver (subject to Section 1.4(c)) on or prior to the Effective Time of the following conditions:

             (a) Stockholder Approval. The Company shall have obtained all approvals of holders of shares of stock of the Company necessary to approve this Agreement and the Merger to the extent required by law.

             (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

             (c) No Injunctions or Restraints, Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 6.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

             (d) Required Regulatory Approvals. All authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity which, if not obtained in connection with the consummation of the transactions contemplated hereby, would reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company, LUKOIL Americas or Merger Sub to consummate the transactions contemplated hereby (collectively, "Required Regulatory Approvals"), shall have been obtained, waived, declared or filed or have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect.

             (e) Merger Sub's Purchase of the Shares. Merger Sub shall have purchased, pursuant to the terms and conditions of the Offer, all shares of Company Common Stock duly tendered and not withdrawn.

                                  ARTICLE VII.
                            TERMINATION AND AMENDMENT

         7.1 TERMINATION.

             This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of this Agreement and the matters contemplated herein, including the Merger, by the stockholders of the
Company:

             (a) By mutual written consent of LUKOIL Americas and the Company by action of their respective Boards of Directors;

             (b) By the Company, if prior to the acceptance for payment by Merger Sub for shares of Company Common Stock pursuant to the Offer, Merger Sub
(i) shall have failed to commence the Offer within the seven Business Day period specified in Section 1.1(a) (but the Company's termination under this clause (i) must occur within the three Business Days after the conclusion of the seven Business Day period specified in Section 1.1(a)); (ii) fails to accept for payment validly tendered and not withdrawn shares of Company Common Stock in violation of the terms of the Offer or this Agreement; or (iii) shall not have accepted for payment, if required to do so pursuant to the terms and conditions of the Offer and this Agreement, all shares of Company Common Stock validly tendered and not withdrawn on or before January 25, 2001.

             (c) By the Company or LUKOIL Americas if the Offer is terminated or withdrawn pursuant to its terms without any shares of Company Common Stock being purchased thereunder; provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose material breach of this Agreement has been the cause of, or resulted in, the failure to purchase shares thereunder;

             (d) By the Company or LUKOIL Americas if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

             (e) By LUKOIL Americas if any approval by the stockholders of the Company required for the consummation of the Merger or the other transactions contemplated hereby shall not have been obtained at the Company Stockholders Meeting or any adjournment thereof by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

             (f) By LUKOIL Americas, prior to the acceptance for payment by Merger Sub for shares of Company Common Stock pursuant to the Offer, if the Company Board or any committee thereof withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to LUKOIL Americas or Merger Sub, its approval or recommendation of this Agreement, the Offer or the Merger or fails to recommend to the Company's stockholders that they give the Company Stockholder Approval or approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal; or

             (g) By the Company, prior to the acceptance for payment by Merger Sub for shares of Company Common Stock pursuant to the Offer, in accordance with all of the requirements of Section 5.4(b);

             (h) By LUKOIL Americas, prior to the acceptance for payment by Merger Sub for shares of Company Common Stock pursuant to the Offer, (i) upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if (a) any representation or warranty of the Company that is qualified as to materiality shall have become untrue or (b) any representation or warranty of the Company that is not so qualified shall have become untrue in any material respect (a "Terminating Company Breach") and such Terminating Company Breach has not been cured within twenty (20) Business Days following notice of such breach to the Company by LUKOIL Americas; provided, however, that LUKOIL Americas may terminate this Agreement immediately in the event that such Terminating Company Breach was willful or in the event that such breach is not capable of being cured within such period; or

             (i) By the Company prior to the acceptance for payment by Merger Sub for shares of Company Common Stock pursuant to the Offer (i) upon a material breach of any covenant or agreement on the part of a LUKOIL Entity set forth in this Agreement, including Section 1.4(c), or (ii) if (A) any representation or warranty of a LUKOIL

Entity that is qualified as to materiality shall have become untrue or (B) any representation or warranty of a LUKOIL Entity that is not so qualified shall have become untrue in any material respect ("Terminating Parent Breach") and such Terminating Parent Breach has not been cured within twenty (20) Business Days following notice of such breach to LUKOIL Americas by the Company; provided, however, that, the Company may terminate this Agreement immediately in the event that such Terminating Parent Breach was willful or in the event that such breach is not capable of being cured within such period.

         7.2 EFFECT OF TERMINATION.

             In the event of termination of this Agreement by either the Company or LUKOIL Americas as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the LUKOIL Entities or the Company or their respective officers or directors except
(i) with respect to the last sentence of Section 5.2, Section 5.6, this Section
7.2 and Article VIII and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its covenants or other agreements set forth in this Agreement.

         The Company shall pay LUKOIL Americas:

             (a) a fee of $3 million plus actual out-of-pocket expenses in an amount not to exceed $2 million (x) if this Agreement is terminated pursuant to Sections 7.1(f), 7.1(g) or 7.1(h) or (y) if (A) after the date of this Agreement any person (including any person who has previously made a Company Takeover Proposal) makes a Company Takeover Proposal, (B) the Offer remains open until the scheduled expiration date immediately following the date such Company Takeover Proposal is made and the Minimum Tender Condition is not satisfied at such scheduled expiration date of the Offer, or the Offer is terminated pursuant to clause (d), (e), (f), (g), (h), (i) or (j) of Annex A and (C) within 12 months of the termination of the Offer the Company enters into a binding agreement to consummate any Company Takeover Proposal.

             (b) actual out-of-pocket expenses in an amount not to exceed $2 million (except to the extent such expenses have been reimbursed pursuant to (a) above) if (x) (A) after the date of this Agreement any Person makes a Company Takeover Proposal and (B) within 12 months of termination of the Offer, the Company enters into a binding agreement to consummate any Company Takeover Proposal or (y) the Offer is terminated pursuant to clause (d), (e), (f), (g),
(h), (i) or (j) of Annex A.

             Any amounts due under Section 7.2(a)(x) (pursuant to Section 7.1(g)) shall be paid simultaneously with, and as a condition to, the termination of this Agreement. Any amount due under Section 7.2(a)(x) (pursuant to Section 7.1(f) or 7.1(h)) or Section 7.2(b)(y) shall be paid within two Business Days of termination of this Agreement or Offer, as the case may be. Any amount due under Section 7.2(a)(y) or 7.2(b)(x) shall be paid on the Business Day following execution of a binding agreement providing for the Company Takeover Proposal. All amounts will be paid by wire transfer of same-day funds.

         7.3 AMENDMENT.

             Subject to Section 1.4(c), this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 EXTENSION; WAIVER.

             Subject to Section 1.4(c), at any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

         8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; NO OTHER REPRESENTATIONS AND WARRANTIES.

             None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII. Each party hereto agrees that, except for the representations and warranties contained in this Agreement or in any instrument or agreement delivered pursuant to this Agreement, neither the Company nor any LUKOIL Entity makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby.

         8.2 NOTICES.

             All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the earlier of the date of receipt or the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy sent on the same day in the manner provided in (a) or (b) or (c) above, when transmitted with confirmation that transmission was made. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a) if to any LUKOIL Entity, to:

                  LUKOIL Americas Corporation
                  540 Madison Avenue, 37th Floor
                  New York, New York 10055
                  Attention:  Vadim Gluzman, President
                  Facsimile:  (212) 421-4704

                  with a copy (which shall not constitute notice) to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York 10022
                  Attention:  Patrick J. Dooley, Esq.
                  Facsimile:  (212) 872-1002

                  (b) if to the Company, to:

                  Getty Petroleum Marketing Inc.
                  125 Jericho Turnpike
                  Jericho, Turnpike 11753
                  Attention:  Vincent DeLaurentis, President
                  Facsimile:  (516) 338-6062

                  with a copy (which shall not constitute notice) to:

                  Latham & Watkins
                  Sears Tower, Suite 5800
                  Chicago, Illinois  60606
                  Attention:  Marc D. Bassewitz, Esq.
                  Facsimile:  (312) 993-9767.

         8.3 INTERPRETATION.

             When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. It is understood and agreed that, except for the definition of Environmental Material Adverse Effect, neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

         8.4 COUNTERPARTS.

             This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         8.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

             (a) This Agreement (including the Schedules, Exhibits and Annexes) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including the Confidentiality Agreement.

             (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
(x) Article II (as relates to the payment of the Merger Consideration) and (y)
Section 5.7 (which is intended to be for the benefit of the Indemnified Persons covered thereby and may be enforced by such Indemnified Persons).

         8.6 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

             (a) Except with respect to applicable statutory obligations of the Company Board and the state law requirements to effect the Merger, to which the MGCL or the DGCL shall apply, this Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the laws that might be applicable under conflicts of laws principles.

             (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Federal court of the United States of America sitting in the borough of Manhattan or, if such court will not accept jurisdiction, the New York State Supreme Court sitting in the borough of Manhattan, and any appellate court from any thereof, in any action or proceeding brought by any party arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined, to the extent permitted by law, in such New York State court or such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such New York State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such New York State or Federal court. Each of the parties hereto agrees that a final judgment (after any appeals) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

             (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (ii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iii) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6(c).

         8.7 SEVERABILITY.

             If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         8.8 ASSIGNMENT.

             Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except Merger Sub may make such assignment to any direct or indirect domestic subsidiary of LUKOIL Americas. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

         8.9 ENFORCEMENT.

             The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.10 DEFINITIONS.

         As used in this Agreement:

         "Board of Directors" means the Board of Directors of any specified Person and any properly serving and acting committees thereof.

         "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

         "Encumbrances" means any mortgage, security interest, pledge, claim, lien, charge, covenant, easement, right of way, restriction, encroachment, lease, occupancy, tenancy, option, preemptive purchase or other right or any other encumbrances whatsoever.

         "Environmental Law" means any Law relating to: (i) the protection, investigation or restoration of the environment, health, safety, or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or notifications to government agencies or the public in connection with any Hazardous Substance.

         "Environmental Material Adverse Effect" means, with respect to the Company, all developments, occurrences or circumstances arising or worsening after the date of execution of this Agreement relating to the Company's compliance with or liability under Environmental Laws which are reasonably likely to increase the Company's aggregate liabilities and expenses under, or to comply with, Environmental Laws by greater than $4 million

         "Environmental Permit" means any permit, license, approval or other authorization under any applicable Environmental Law and any other requirement of any Governmental Entity relating to pollution or protection of the environment.

         "Environmental Report" means any written report of any environmental consultant or any of their controlled affiliates that has been delivered to the Company or any of its Subsidiaries pursuant to any service or maintenance contract between such environmental consultant and the Company or any of its Subsidiaries.

         "ESOP" means the Employee Stock Ownership Plan for Employees of Getty Petroleum Marketing Inc., effective March 21, 1997, and as amended through and following the date of this Agreement.

         "ESOP Loan" means the outstanding loans to the ESOP Trust from the Company pursuant to the ESOP Loan Agreement.

         "ESOP Loan Agreement" means the Employee Stock Ownership Plan for Employees of Getty Petroleum Marketing Inc. Loan Agreement dated April 14, 1997, by and between the Company and Leo Liebowitz, Samuel M. Jones and Michael K. Hantman (the "ESOP Trustee"), the Non-Recourse Promissory Note dated April 14, 1997, the Pledge Agreement dated April 14, 1997 and all other ancillary documents relating thereto.

         "ESOP Participants" means those persons having an account balance under the ESOP.

         "ESOP Trust" shall mean the trust established by the Trust Agreement pursuant to the ESOP, dated March 21, 1997 and as amended through and following the date of this Agreement.

         "Hazardous Substance" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, electromagnetic fields, microwave transmission, radioactive materials or radon.

         "Intellectual Property" means patents, copyrights, trademarks (registered and unregistered), service marks, brand names, trade names, and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing.

         "knowledge" means, with respect to the Company and its Subsidiaries, the actual knowledge of Leo Liebowitz, Vincent DeLaurentis, A.R. Charnes, Samuel
M. Jones, Michael K. Hantman, Scott Hanley and the four regional marketing managers who are currently Edward Janoski, DonnaLee Stewart, Louis Maschi and Bernard Walker.

         "Laws" means any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law.

         "Lease Guaranty" means that certain Guaranty of Lease made and entered into as of the date hereof by Parent and LUKOIL Austria for the benefit of Getty Properties Corp.

         "Material Adverse Effect" means, with respect to any Person, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is materially adverse to the business, operations, assets, liabilities, financial condition, results of operations of such entity and its Subsidiaries taken as a whole; provided that (i) with respect to LUKOIL Americas, the term Material Adverse Effect shall mean solely, any adverse change, circumstance, event or effect that is materially adverse to LUKOIL Americas' ability to pay the Price Per Share or the Merger Consideration or otherwise perform its obligations under this Agreement and (ii) with respect to the Company, the term Material Adverse Effect shall not include (x) any change, circumstance, event, effect or legal claim that relates to or results primarily from the execution and delivery of this Agreement or the announcement (or other disclosure) or consummation of the transactions contemplated by this Agreement, or (y) changes in general economic conditions or financial markets (including fluctuations in the price of shares of Company Common Stock) or conditions generally affecting the petroleum marketing industry or related industries.

         "Organizational Documents" means, with respect to any entity, the certificate of incorporation, bylaws or other similar governing documents of such entity.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

         "Principal Stockholders" means: (1) Leo Liebowitz, the Leo Liebowitz Grantor Retained Annuity Trust, The Leo Liebowitz Foundation, Rose Liebowitz and the Rose Liebowitz Grantor Retained Annuity Trust; (2) Howard Safenowitz, individually and as custodian for his minor children, and the following entities related to the Safenowitz family: The Marilyn Safenowitz Irrevocable Trust, The Safenowitz Family Partnership, LP, Safenowitz Equity Partners, LP, and Safenowitz Partners LP; and (3) Milton Cooper and The Milton Cooper Foundation.

         "Property" means any interest in any real, personal or mixed property, whether tangible or intangible.

         "Real Property Agreements" (x) which have been duly executed means (a) the Consolidated, Amended and Restated Master Lease between Getty Properties Corp. and the Company executed on the date hereof (the "Master Lease"), (b) the Environmental Indemnification Agreement between Getty Properties Corp. and the Company executed on the date hereof, (c) the Indemnity Agreement with respect to Taxes between Getty Properties Corp. and the Company executed on the date hereof and, (y) which are to be delivered by or on behalf of Getty Properties Corp. means (a) to the extent that Getty Properties Corp. has not repaid the Amended and Restated Loan Agreement between Getty Properties Corp. (f/k/a Leemilt's Petroleum, Inc.) and Fleet Bank of Massachusetts, N.A., as successor to Bank of New England, N.A., dated as of October 31, 1995 at the time that Merger Sub accepts for payment shares of Company Common Stock in accordance with the Offer, the Subordination and Non-Disturbance Agreement between Fleet Bank and the Company, in a form agreed to by the parties hereto, (b) estoppel certificate substantially in the form agreed to by the parties, and (c) the amendments to the Power Test Lease substantially in the form agreed to by the parties.

         "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

         "Suspense Account" shall have the same meaning as provided for in the ESOP.

         "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; and customs' duties, tariffs, and similar charges; and liability for the payment of any of the foregoing as a result of (x) being a member of an affiliated, consolidated, combined or unitary group, (y) being party to any tax sharing agreement and (z) any express or implied obligation to indemnify any other person with respect to the payment of any of the foregoing.

         "Tax Return" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

         "the other party", with respect to the Company, means the LUKOIL Entities and, with respect to a LUKOIL Entity, means the Company.

                  IN WITNESS WHEREOF, the LUKOIL Entities and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of November 2, 2000.

                                        OAO LUKOIL,
                                         a Russian open joint stock company


                                        By:  /s/ Ralif Safin
                                             -----------------------------
                                             Name:  Ralif Safin
                                             Title:  First Vice President

                                        LUKOIL INTERNATIONAL GmbH,
                                         an Austrian corporation


                                        By:  /s/ Ralif Safin
                                             -----------------------------
                                             Name:  Ralif Safin
                                             Title:  First Vice President

                                        LUKOIL AMERICAS CORPORATION,
                                         a Delaware corporation


                                        By:  /s/ Vadim Gluzman
                                             -----------------------------
                                             Name:  Vadim Gluzman
                                             Title:  President

                                        MIKECON CORP.,
                                         a Delaware corporation


                                        By:  /s/ Vadim Gluzman
                                             -----------------------------
                                             Name:  Vadim Gluzman
                                             Title:  President

                                        GETTY PETROLEUM MARKETING INC.,
                                         a Maryland corporation


                                        By:  /s/ Leo Liebowitz
                                             -----------------------------
                                             Name:  Leo Liebowitz
                                             Title: Chairman and Chief
                                                      Executive Officer


SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                     ANNEX A



                             Conditions To The Offer

             Notwithstanding any other provision of the Offer or the Agreement, Merger Sub shall not be obligated to accept for payment any shares of Company Common Stock or, subject to any applicable rules and regulations of the SEC, to pay for any shares of Company Common Stock tendered pursuant to the Offer unless
(i) all applicable waiting periods under the HSR Act have expired or been terminated and (ii) the Minimum Shares shall have been validly tendered pursuant to the Offer and not withdrawn. Furthermore, notwithstanding any other term of this Offer, Merger Sub may, subject to the terms of the Agreement, terminate, amend or extend the Offer or postpone the acceptance for payment of or payment for Company Common Stock if, at any time prior to the expiration of the Offer, any of the following shall occur and remain in effect:

             (a) there shall be overtly threatened or pending any suit, action or proceeding by any Governmental Entity or third party that has a reasonable likelihood of success, (i) challenging the acquisition by LUKOIL Americas or Merger Sub of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger, or seeking to obtain from the Company, LUKOIL Americas or Merger Sub any damage that are material in relation to the Company taken as whole as a result of the transactions contemplated by this Agreement, (ii) seeking to prohibit or limit in any material respect the ownership or operation by the Company, LUKOIL Americas or any of their respective Subsidiaries of any material portion of the business or assets of the Company, LUKOIL Americas or any of their respective Subsidiaries, or to compel the Company, LUKOIL Americas or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, LUKOIL Americas or any of their respective Subsidiaries, as a result of the Offer and the Merger, (iii) seeking to impose limitations on the ability of LUKOIL Americas or Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from controlling in any material respect the business or operations of the Company and its Subsidiaries; or

             (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger that could reasonably be expected to (i) prohibit or impose any material limitations on LUKOIL Americas' or Merger Sub's ownership or operation (or that of any of their respective affiliates) of all or a material portion of their or the Company's businesses or assets or compel Parent or Merger Sub to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, which in any such case referred to in this clause (i) accounted, in the aggregate, for more than $50.0 million in sales of Parent or the Company, as the case may be, in the most recently fiscal year completed, (ii) prohibit the making or consummation of the Offer or the Merger, (iii) impose material limitations on the ability of Merger Sub, or render Merger Sub unable, to accept for payment, pay for or purchase some or all of the shares of Company Common Stock pursuant to the Offer and the Merger, or effectively to exercise full rights of ownership of the shares of Company Common Stock, including, without limitation, the right to vote the shares of Company Common Stock purchased by Merger Sub or LUKOIL Americas on all matters properly presented to the Company's stockholders or (iv) require the divestiture by LUKOIL Americas or Merger Sub of any shares of Company Common Stock; or

             (c) there shall have occurred: (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE longer than eight hours other than a trading halt triggered as a result of a specified decrease in a market index; or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; or

             (d) (i) any representation or warranty of the Company contained in the Agreement that is qualified as to Material Adverse Effect or materiality shall not be true and correct; (ii) any representation or warranty of the Company in the Agreement that is not so qualified shall not be true and correct in all material respects, in each case as of the date of evaluation as though made on or as of such date (other than representations and warranties that by their terms address matters only as of another specified date, which shall be true and correct only as of such other specified date); or (iii) there shall have occurred an Environmental Material Adverse Effect; or

             (e) the Company shall have breached or failed in any material respect to perform any material obligation or to comply with any material agreement or covenant of the Company to be performed by or complied with by it under the Agreement; or

             (f) there shall have occurred an event, change, occurrence, or development of a state of facts or circumstances having, or which would reasonably be expected to have, a Material Adverse Effect on the Company; or

             (g) (i) it shall have been publicly disclosed or Merger Sub shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 10% of the outstanding shares of Company Common Stock has been acquired after the date of this Agreement by any corporation (including the Company or any of its Subsidiaries or affiliates), partnership, person or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), other than LUKOIL Americas, any of its affiliates or by a Principal Stockholder or any affiliate of a Principal Stockholder or (ii) (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to LUKOIL Americas or Merger Sub the approval or recommendation of the Offer, the Merger or the Agreement, or approved or recommended any takeover proposal or any other acquisition of shares of Company Common Stock other than the Offer and the Merger, (B) any corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to an Acquisition Proposal, or (C) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

             (h) (i) one or more duly executed Real Property Agreements shall not be in full force and effect (without modification or amendment approved by LUKOIL Americas, which such approval shall not be unreasonably withheld), (ii) one or more Real Property Agreements to be delivered on behalf of Getty Properties Corp. shall not be delivered as of immediately prior to the date on which the Offer expires, or (iii) Getty Properties Corp. shall not have delivered the documents required to be delivered and in such manner pursuant to
Section 30.1.11 of the Master Lease; or

             (i) a duly executed Amended and Restated Trademark License Agreement between Getty Properties Corp. and the Company, in the form executed on the date hereof, shall not be in full force and effect; or

             (j) a duly executed Trademark License Agreement between Getty TM Corp. and the Company, in the form executed on the date hereof, shall not be in full force and effect; or

             (k) any of the duly executed Support Agreements among LUKOIL Americas, Merger Sub and each of the Principal Stockholders (each a "Support Agreement") in the form executed on the date hereof, shall not be in full force or effect or such stockholders shall have breached, or have threatened to breach any material provisions thereof; or

             (l) the Company shall not have obtained all Required Permit Renewals; or

             (m) the Agreement shall have been terminated by the Company or LUKOIL Americas pursuant to its terms,

which, in the sole judgment of LUKOIL Americas or Merger Sub (which shall be reasonably exercised) in any such case, and regardless of the circumstances (including any action or inaction by Merger Sub, LUKOIL Americas or any affiliate of LUKOIL Americas) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment or payment.

             The foregoing conditions are for the sole benefit of LUKOIL Americas and Merger Sub and may be asserted by LUKOIL Americas and Merger Sub regardless of the circumstances giving rise to such condition or, except for the Minimum Condition, may be waived by LUKOIL Americas and Merger Sub in whole or in part at any time and from time to time. The failure by LUKOIL Americas or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

             The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is annexed, except that the term Agreement shall be deemed to referred to the Agreement to which this Annex A is appended.

                                     ANNEX B

                           Confidentiality Provisions

             Except as required by Law, unless otherwise agreed to in writing by the Company, the LUKOIL Entities agree (i) to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than Parent Representatives who are actively and directly participating in the Merger or who otherwise need to know the Proprietary Information for the purpose of consummating the Merger and to cause those Persons to observe the terms of Section 5.2(b) and this Annex B, (ii) not to use Proprietary Information for any purpose other than in connection with the consummation of the Merger in a manner that the Company has approved and (iii) not to disclose to any Person (other than those Parent Representatives who are actively and directly participating in the consummation of the Merger or who otherwise need to know the Proprietary Information for the purpose of consummating the Merger and, in the case of Parent Representatives, whom the LUKOIL Entities will cause to observe the terms of Section 5.2(b) and this Annex
B) any information about the Merger, or the terms and conditions or any other facts relating thereto, including, without limitation, the fact that Proprietary Information has been made available to the LUKOIL Entities and Parent Representatives. LUKOIL Americas shall be responsible for any breach of the terms of Section 5.2(b) and this Annex B by any LUKOIL Entity or Parent Representative.

             In the event that a LUKOIL Entity is requested pursuant to, or required by, legal process to disclose any Proprietary Information or any other information concerning the Company or the Merger, the LUKOIL Entities agree that they shall provide the Company with prompt notice of such request or requirement in order to enable the Company to seek an appropriate protective order or other remedy, to consult with the LUKOIL Entities with respect to the Company's taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of Section 5.2(b) and this Annex B. In any such event, the LUKOIL Entities shall use their reasonable best efforts to ensure that all Proprietary Information and any other information that is so disclosed will be accorded confidential treatment.

             If this Agreement is terminated pursuant to Article VII hereof, (1) the provisions of this Annex B shall survive for two years following such termination and (2) the LUKOIL Entities shall, upon the written request of the Company, promptly deliver to the Company or destroy all Proprietary Information, including all copies, reproductions or extracts thereof or based thereon in the possession of the LUKOIL Entities or Parent Representatives.

             Without the prior written consent of the Company, the LUKOIL entities shall not directly or indirectly solicit for employment or employ any management-level person who is on the date of this Agreement employed by the Company or any of its Subsidiaries and who is identified in writing by a LUKOIL Entity in connection with the LUKOIL Entities' evaluation or consummation of the Merger; provided, however, that the LUKOIL Entities shall not be prohibited from employing any such Person who contacts a LUKOIL Entity on his or her own initiative and without any direct or indirect solicitation by a LUKOIL Entity; provided, further, that the term "solicitation" does not include general solicitations of employment not specifically directed towards employees of the Company or any of its Subsidiaries.

             The provisions of this Annex B contain the entire agreement among the Company and the LUKOIL Entities concerning the confidentiality of the Proprietary Information, and shall supercede the terms and conditions of any existing confidentiality agreement between or among the Company, on the one hand, and any one or more of the LUKOIL Entities, on the other hand.

             "Company Representative" means, as to any Person, such Person's affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and controlling Persons.

             "Proprietary Information" means all information about the Company furnished by the Company or the Company Representatives, whether furnished before or after the date of this Agreement, whether oral or written, and regardless of the manner in which it was furnished, but does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by a LUKOIL Entity or a Parent Representative, (ii) was available to the LUKOIL Entities on a nonconfidential basis prior to its disclosure by the Company or a Company Representatives or (iii) becomes available to the LUKOIL Entities on a nonconfidential basis from a Person other than the Company or a Company Representative who is not known to a LUKOIL Entity to be otherwise bound by a confidentiality agreement with the Company or any Company Representative.